Exhibit 10.05

STANDARD OFFICE LEASE

1.	BASIC LEASE PROVISIONS.

	1.1	DATE:	October 12, 2004

	1.2	LANDLORD:	The Realty Associates Fund VI, L.P., a Delaware limited partnership

	1.3	TENANT:	IGN Entertainment, Inc., a Delaware corporation

	1.4	BUILDING ADDRESS:	3070 Bristol Street, Costa Mesa, California 92626

	1.5	SUITE NUMBER(S):	200

	1.6	RENTABLE AREA OF PREMISES: (in square feet)	14,510

	1.7	USE:	General office

	1.8	INITIAL TERM:	Five (5) years (subject to extension in accordance with Addendum section 9)

	1.9	COMMENCEMENT DATE:	January 1, 2005

	1.10	MONTHLY BASE RENT:

Commencement Date through 12th full calendar month:
$26,843.50;
13th through 24th month: $27,569.00;
25th through 36th month: $28,294.50;
37th through 48th month: $29,020.00; and
49th month through end of initial term: $29,745.50.

	1.11	BASE RENT PAID UPON EXECUTION:	$26,843.50

		APPLIED To: (insert month(s))	First full calendar month of term of Lease

	1.12	SECURITY DEPOSIT:	$32,720.05

	1.13	TENANT’S PERCENTAGE SHARE:	See section 4.2(a)

	1.14	BASE YEAR:	2005

	1.15	NUMBER OF PARKING SPACES:

		RESERVED:	0

		UNRESERVED:	48

	1.16	INITIAL MONTHLY PARKING RATES PER VEHICLE:

		RESERVED:	N/A

	UNRESERVED:	See Addendum

1.17	REAL ESTATE BROKER:

	LANDLORD:	Orion Property Partners

	TENANT:	NAI Capital Commercial

1.18	EXHIBITS ATTACHED TO LEASE:	Exhibit A - “Premises”; Exhibit B - “Verification Letter”; Exhibit C – “Rules and Regulations”; Exhibit D – Work Letter Agreement”; Exhibit E – Addendum to Lease; Exhibit F - “Transfer Agreements”

1.19	ADDRESSES FOR NOTICES:

	LANDLORD:	The Realty Associates Fund VI, L.P. c/o TA Associates Realty 1301 Dove Street, Suite 860 Newport Beach, California 92660 Attention: Asset Manager/South Coast Corporate Center

	WITH A COPY TO:	Davis Partners LLC 3070 Bristol Street, Suite 440 Costa Mesa, California 92626 Attention: Property Manager

	TENANT:	IGN Entertainment, Inc. 8000 Marina Boulevard, Fourth Floor Brisbane, California 94005 Attention: President

	WITH A COPY TO:	IGN Entertainment, Inc. 8000 Marina Boulevard, Fourth Floor Brisbane, California 94005 Attention: Mr. Jim Merryman

1.20                           INTERPRETATION.  The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease.  Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions.  If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

2.                                       PREMISES.

2.1                                 LEASE OF PREMISES AND DEFINITION OF PROJECT.  The “Premises” shall mean the area shown on Exhibit “A” to this Lease.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas as hereinafter specified.  The Premises shall not include an easement for light, air or view.  The building of which the Premises is a part (the “Building”), the Common Areas (as defined below), the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, including all parking facilities, are herein collectively referred to as the “Project.” The Project contains three separate office buildings, and the office buildings are hereinafter collectively referred to as the “Buildings.”

2.2                                 CALCULATION OF SIZE OF BUILDING AND PREMISES.  The number of rentable square feet included within the Building has been calculated in accordance with the methods of measuring rentable square feet, as that method is described in the American National Institute Publication ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”), and that pursuant to the BOMA Standard the number of rentable square feet within the Building is 126,864 square feet.  The number of rentable square feet in the Premises has been calculated by measuring the number of usable square feet within the Premises calculated in accordance with the BOMA Standard, which is 12,550 square feet, and increasing the number of usable square feet by fifteen and sixty two one hundredths percent (15.62%).  If the rentable square feet in the Premises changes after this Lease is executed by Landlord and Tenant, the Base Rent and any advance rent shall be adjusted by multiplying the new number of rentable square feet in the Premises by the per square foot rental obtained by dividing the Base Rent initially set forth in section 1.10 by the number of rentable square feet initially set forth in section 1.6.  If the number of rentable square feet in the Building or the Premises is changed, Tenant’s Share shall be adjusted as provided in section 4.2(a).

2.3                                 COMMON AREAS-DEFINED.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks.

3.                                       TERM.

3.1                                 TERM AND COMMENCEMENT DATE.  The term and Commencement Date of this Lease are as specified in sections 1.8 and 1.9.  The Commencement Date set forth in section 1.9 is an estimated Commencement Date.  Subject to the limitations contained in section 3.3 below, the actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with section 3.4 below; provided, however, that the term of this Lease shall be computed from the first day of the calendar month following the Commencement Date.  When the actual Commencement Date is established by Landlord, Tenant shall, within five (5) business days after Landlord’s request, complete and execute the letter attached hereto as Exhibit “B” and deliver it to Landlord.  Tenant’s failure to execute the letter attached hereto as Exhibit “B” within said five (5) day period shall be a material default hereunder and shall constitute Tenant’s acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

3.2                                 DELAY IN POSSESSION.  Notwithstanding the estimated Commencement Date specified in section 1.9, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as defined in section 3.4.  If Landlord shall not have tendered possession of the

Premises to Tenant within ninety (90) days following the estimated Commencement Date specified in section 1.9, as the same may be adjusted in accordance with section 3.3 or in accordance with the terms of any work letter agreement entered into by Landlord and Tenant, Tenant may, at Tenant’s option, by notice in writing to Landlord within ten (10) days after the expiration of the ninety (90) day period, terminate this Lease.  If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with Landlord by Tenant; and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above unless Landlord fails to tender possession of the Premises to Tenant within one hundred eighty (180) days following the estimated Commencement Date specified in section 1.9, as the same may be adjusted in accordance with section 3.3 or in accordance with the terms of any work letter agreement entered into by Landlord and Tenant.  If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date due to a “Force Majeure Event,” the Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event.  A Force Majeure Event shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause (except financial) beyond the reasonable control of Landlord.

3.3                                 DELAYS CAUSED BY TENANT.  There shall be no abatement of rent, and the ninety (90) day period and the one hundred eighty (180) day period specified in section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant’s agents, employees and contractors, or for Tenant Delays as defined in the Work Letter Agreement attached to this Lease as Exhibit D (the “Work Letter”), if any, that result in a delay in the completion of the Improvements, as defined in the Work Letter Agreement (hereinafter “Tenant Delays”).  Tenant shall pay to Landlord an amount equal to one thirtieth (1/30th) of the Base Rent due for the first full calendar month of the Lease term for each day of Tenant Delay.  For purposes of the foregoing calculation, the Base Rent payable for the first full calendar month of the term of this Lease shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any.  Landlord and Tenant agree that the foregoing payment constitutes a fair and reasonable estimate of the damages Landlord will incur as the result of a Tenant Delay.  If Landlord contends that a Tenant Delay has occurred, Landlord shall notify Tenant in writing (the “Delay Notice”) within five (5) business days after the date upon which such contended Tenant Delay became known to Landlord.  Landlord’s failure to deliver such notice to Tenant with respect to a contended Tenant Delay shall be deemed to be a waiver by Landlord of such contended Tenant Delay.  If such actions, inaction or circumstances described in the Delay Notice are not cured within one (1) business day of Tenant’s receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualified as a Tenant Delay, then a Tenant Delay shall be deemed to have occurred commencing as of the date the Tenant Delay first occurred and ending on the date that Tenant has taken the action or remedied the circumstance that caused the Tenant Delay to commence.  Within thirty (30) days after Landlord tenders possession of the Premises to Tenant, Landlord shall notify Tenant of Landlord’s reasonable estimate of the date Landlord could have delivered possession of the Premises but for the total amount of Tenant Delay.  Within ten (10) days after receiving such notice, Tenant shall pay to Landlord the amount described above for the period of Tenant Delay.

3.4                                 TENDER OF POSSESSION.  Possession of the Premises shall be deemed tendered to Tenant when Landlord’s architect or agent has determined that (a) the Improvements are substantially completed, and, if necessary, have been approved by the appropriate governmental entity, (b) the Project utilities are ready for use in the Premises, (c) Tenant has reasonable access to the Premises, and (d) three (3) days shall have expired following advance written notice to Tenant of the occurrence of the matters described in (a), (b) and (c) above of this section 3.4.  Landlord shall use its best efforts to keep Tenant advised during the course of the construction or installation of the Improvements of the anticipated date of substantial completion to enable Tenant to schedule the move-in of personnel following the notice to be given under (d) above of this section 3.4.  The Improvements shall be deemed “substantially” completed when the Improvements have been completed except for minor punch-list items or defects which can be completed or remedied after Tenant occupies the Premises without causing substantial interference with Tenant’s use of the Premises.

3.5                                 EARLY POSSESSION.  If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy.  Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, Tenant shall have the right to enter the Premises up to twenty one (21) days prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, cabling equipment, and similar items.  Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises.  Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the Lease term shall not commence as a result of said activities.  Prior to entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.  Tenant shall coordinate such entry with Landlord’s building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

4.                                       RENT.

4.1                                 BASE RENT.  Tenant shall pay to Landlord the Base Rent for the Premises set forth in section 1.10, without offset or deduction on the first day of each calendar month.  At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in section 1.11.  Base Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved.  Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States, and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.

4.2                                 OPERATING EXPENSE INCREASES.  Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year.  If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year (hereinafter the “Grossed Up Operating Expenses”).  Landlord’s good faith estimate of Grossed Up Operating Expenses shall not be subject to challenge or recalculation by Tenant.  Tenant’s Share of Operating Expense increases shall be determined in accordance with the following provisions:

(a)                                  “Tenant’s Share” as used in this Lease shall mean the percentage of the cost of Operating Expenses for which Tenant is obligated to reimburse Landlord pursuant to this Lease.  Notwithstanding anything to the contrary contained in section 1.13, Landlord shall have the right to determine Tenant’s Share of the cost of Operating Expenses using any one or more of the following three methods, and Tenant hereby agrees that any one of the following three methods of allocation is reasonable: (a) by multiplying the cost of all Operating Expenses by a fraction, the numerator of which is the number of square feet of rentable space in the Premises and the denominator of which is the number of square feet of rentable space in all Buildings in the Project; or (b) with respect to an Operating Expense attributable solely to the Building, requiring Tenant to pay that portion of the cost of the Operating Expense that is obtained by multiplying such cost by a fraction, the numerator of which is the number of square feet of rentable space in the Premises and the denominator of which is the number of square feet of rentable space in the entire Building.

(b)                                 “Comparison Year” is defined as each calendar year during the term of this Lease after the Base Year.  Tenant’s Share of the Operating Expense increases for the last Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

(c)                                  “Operating Expenses” shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the management, operation, repair, maintenance and alteration of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, walls, structural elements, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment (“HVAC”) (including, but not limited to, the cost of replacing or retrofitting HVAC equipment to comply with laws regulating or prohibiting the use or release of chlorofluorocarbons or hydrochlorofluorocarbons), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in section 8 of this Lease, including any deductibles; provided, however, no single deductible amount shall exceed Fifty Thousand Dollars ($50,000); (iv) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (v) the cost of labor, salaries and applicable fringe benefits incurred by Landlord in connection with personnel not above the level of Building manager who are directly engaged in the operation, repair and maintenance of the Project; (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project; (vii) the cost of accounting fees, management fees, legal fees (excluding legal fees relating to lease negotiation or enforcement) and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (viii) the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act and regulations of the Occupational Safety and Health Administration); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; (xi) the cost of all business licenses, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees; (xii) transportation taxes, fees or assessments, including but not limited to, mass transportation fees, metrorail fees, trip fees, regional and transportation district fees, (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution; (xv) the cost of maintaining, repairing, securing and replacing intrabuilding network cabling (“INC”); and (xvi) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an “Operating Expense.” Real Property Taxes shall be paid in accordance with section 10 below and shall not be included in Operating Expenses.

(d)                                 Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds.

(e)                                  If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost included in Operating Expenses shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to the lesser of eight percent (8%) per annum or the maximum rate of interest permitted by applicable law.

(f)                                    Tenant’s Share of Operating Expense increases shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord.  At Landlord’s option, however, Landlord may, from time to time, estimate what Tenant’s Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder.  In the event that Tenant pays Landlord’s estimate of Tenant’s Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred one hundred fifty (150) days after the expiration of each Comparison Year a reasonably detailed statement (the “Statement”) showing Tenant’s Share of the actual Operating Expense increases incurred during such year.  The Statement shall be itemized on a line item basis showing the applicable expense of the Base Year and the Comparison Year.  Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder.  If Tenant’s payments under this section 4.2(f) during said Comparison Year exceed Tenant’s Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s Share of Operating Expense increases next falling due.  If Tenant’s payments under this section 4.2(f) during said Comparison Year were less than Tenant’s Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement.  Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

(g)                                 The computation of Tenant’s Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred.

(h)                                 Within one hundred twenty (120) days after Tenant receives a Statement, Tenant shall have the right to inspect and photocopy Landlord’s books and records with respect to the calendar year which is the subject of the Statement (a “Tenant Statement Review”).  The Tenant Statement Review shall occur at Landlord’s offices in Los Angeles or Orange County, California, at a mutually convenient time during Landlord’s regular business hours.  In addition, if Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than one hundred twenty (120) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant.  The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours.  Tenant’s Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant.  Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease.  The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers.  No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.  Tenant’s right to undertake an audit with respect to any calendar year shall expire one hundred twenty (120) days after Tenant’s receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such one hundred twenty (120) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement.  If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord.  If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct.  Tenant agrees to use commercially reasonable efforts not to disclose the results of any Operating Expense audit to any other person or entity other than Tenant’s attorneys, accountants, auditors and lenders.

5.                                       SECURITY DEPOSIT.  Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in section 1.12 as security for Tenant’s faithful performance of Tenant’s obligations hereunder.  If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount.  Landlord shall not be required to keep said security deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to said security deposit.  Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default.  Tenant hereby waives the provisions of any law which is inconsistent with this section 5.

6.                                       USE.

6.1                                 USE.  The Premises shall be used and occupied only for the purpose set forth in section 1.7 and for no other purpose.  If section 1.7 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use, an executive suite or similar use, any use not characterized by applicable zoning and land use restrictions as general office use, any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any other use not compatible, in Landlord’s reasonable judgment, with a first class office building.  Notwithstanding any permitted use inserted in section 1.7, Tenant shall not use the Premises for any purpose which would violate the Project’s certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project.  No exclusive use has been granted to Tenant hereunder.

6.2                                 COMPLIANCE WITH LAW.

(a)                                  Landlord warrants to Tenant that, to the best of Landlord’s knowledge, the Premises and the Building, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date.

(b)                                 Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises.  Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health.  Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project.  Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.  Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.  Tenant acknowledges that the leases of other tenants may not obligate them to comply with some or all of the requirements of this section.  However, if the lease of another tenant does obligate the tenant to comply with a requirement of this section, and the tenant’s failure to comply with such requirement is having a material adverse effect on Tenant’s use of the Premises, Landlord shall cooperate with Tenant in attempting to cause the tenant to comply with the requirement, provided, however, Landlord shall have no obligation to bring a legal action against the non-complying tenant.

6.3                                 CONDITION OF PREMISES.  Except as otherwise provided in Section 6.2(a) above or elsewhere in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project’s certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the Premises or the Project.  Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use, and that neither Landlord nor Landlord’s agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant’s business.

7.                                       MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1                                 LANDLORD’S OBLIGATIONS.  Landlord shall keep the Project (excluding elements of the Premises that are the responsibility of Tenant to maintain or repair and space leased to other occupants of the Project) in good condition and repair.  If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repair, Tenant shall immediately notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time, and if the repair is necessitated by Tenant’s negligence or misuse, Tenant shall immediately pay the entire cost of the repairs to Landlord.  Except as provided in section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Project in good order, condition and repair.

7.2                                 TENANT’S OBLIGATIONS.

(a)                                  Subject to the requirements of section 7.3 and Landlord’s obligations under section 7.1, Tenant shall be responsible for keeping the Premises in good condition and repair, ordinary wear and tear excepted, at Tenant’s sole expense.  By way of example, and not limitation, Tenant shall be responsible, at Tenant’s sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, corridor and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements.  In addition, Tenant shall be responsible for the installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys’ fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling.  If Tenant fails to keep the portions of the Premises for which it is responsible in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs.  If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) business days.

(b)                                 On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant’s personal property.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.  Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings, partitions and other tenant improvements at the Premises and in good condition, ordinary wear and tear excepted.  Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to patch any nail or picture hook holes or to repaint the Premises.

7.3                                 ALTERATIONS AND ADDITIONS.

(a)                                  Tenant shall have the right, without Landlord’s consent but upon ten (10) days prior written notice to Landlord, to make strictly cosmetic, non-structural alterations (“Cosmetic Alterations”) to the inside of the Premises (e.g., paint and carpet, wallcoverings, communication systems, telephone and computer system wiring) that do not (i) involve the expenditure of more than $15,000 in the aggregate in any calendar year; (ii) affect the exterior appearance of the Building, (iii) affect the Building’s electrical, plumbing, HVAC, life, fire, safety or security systems (iv) affect the structural elements of the Building, (v) affect the Common Areas or parking areas, or (vi) adversely affect any other tenant of the Project.  Except with respect to Cosmetic Alterations, Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Non- Permitted Alterations”) in, on or about the Premises or the Project including, but not limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, window and wall coverings, electrical distribution systems, lighting fixtures, HVAC and plumbing.  References in this Lease to “Alterations” shall mean both Permitted Alterations and Non-Permitted Alterations.  At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense if, at the time of Landlord’s consent, Landlord did not agree in writing that Tenant would not be obligated to remove the Alterations.  If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement.  If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation.  Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and if the cost of the Alteration will exceed $100,000 Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work.  In addition, Tenant shall pay to Landlord a fee equal to the lesser of (i) the actual amount Landlord pays to its property manager to supervise such Alterations, or (ii) three percent (3.0%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it pays its property manager to monitor the construction of the Alterations (the “Fee”) In addition to the Fee, Tenant shall reimburse Landlord for any other reasonable out of pocket costs Landlord pays to independent third parties (other than Landlord’s manager) in reviewing the plans for the Alterations and, if reasonably necessary, in monitoring the construction of the Alterations (e.g., the cost of engineers etc.) (collectively, “Consultant’s Fees”); provided, however, in no event shall the total amount of the Fee plus the Consultant’s Fees exceed three percent (3%) of the total cost of the Alterations.  Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations.  In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance in an amount approved by Landlord and workers compensation insurance.

(b)                                 Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit.  If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.  Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

(c)                                  Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein.  If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim.  Such bond shall be sufficient in form and amount to free the Project from the effect of such lien.  In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action.

(d)                                 Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

(e)                                  All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant’s sole expense, and shall be made and done in a good and workmanlike manner and with materials satisfactory to Landlord, and such Alteration shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to section 7.3(a).  Provided Tenant is not in default, Tenant’s personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of section 7.2(b).

7.4                                 FAILURE OF TENANT TO REMOVE PROPERTY.  If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property as required by section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

8.                                       INSURANCE.

8.1                                 INSURANCE-TENANT.

(a)                                  Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s sole discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract”.

(b)                                 Tenant shall obtain and keep in force during the term of this Lease “all risk” extended coverage property insurance with coverages acceptable to Landlord, in Landlord’s sole discretion.  Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by or for Tenant, Tenant’s trade fixtures and other property.  By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage,” against vandalism and malicious mischief, theft and sprinkler leakage.  If this Lease is terminated as the result of a casualty in accordance with section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord.  Landlord shall select the contractor to repair and/or replace the tenant improvements, and Landlord shall cause the tenant improvements to be repaired and/or replaced to the extent insurance proceeds are available, and if and to the extent the tenant improvements are so repaired and/or replaced by Landlord, all insurance proceeds Tenant is entitled to receive to repair the tenant improvements shall be paid by the insurance company directly to Landlord.

(c)                                  Tenant shall, at all times during the term hereof, maintain in effect workers’ compensation insurance as required by applicable law and business interruption and extra expense insurance satisfactory to Landlord.

8.2                                 INSURANCE-LANDLORD.

(a)                                  Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b)                                 Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time.  The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s sole discretion.  In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall also cover all Operating Expenses.  At Landlord’s option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas.  At Landlord’s option, Landlord may obtain coverage for flood and earthquake damages.  In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project.  Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom.  The policies purchased by Landlord shall contain such deductibles as Landlord may determine, provided that the amount of any deductible loss to be included in Operating Expenses shall be subject to the limits specified in section 4.2(c)(iii).  In addition to amounts payable by Tenant in accordance with section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

8.3                                 INSURANCE POLICIES.  Tenant shall deliver to Landlord certificates of the insurance within fifteen (15) days prior to the Commencement Date of this Lease, and Landlord shall have the right to approve the terms and conditions of said certificates.  Tenant’s insurance policies shall not be cancelable except after thirty (30) days prior written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof.  Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.  Landlord, and at Landlord’s option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on Tenant’s commercial general liability policy.  Tenant’s insurance policies shall not include deductibles in excess of Fifty Thousand Dollars ($50,000).

8.4                                 WAIVER OF SUBROGATION.  Landlord waives any and all rights of recovery against Tenant or Tenant’s parties for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then required to be in force insure against such damage or destruction.  Landlord shall cause the insurance policies it obtains in accordance with this section 8 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Tenant in connection with any liability or damage covered by Landlord’s insurance policies.  Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for or arising out of damage to, or destruction of, the Project to the extent that Tenant’s insurance policies then required to be in force insure against such damage or destruction.  Tenant shall cause the insurance policies it obtains in accordance with this section 8 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies.

8.5                                 COVERAGE.  Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

9.                                       DAMAGE OR DESTRUCTION.

9.1                                 EFFECT OF DAMAGE OR DESTRUCTION.  If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “damages”), but the damages are not material (as defined in section 9.2 below), Landlord shall repair the damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect.  If all or part of the Project is destroyed or materially damaged (as defined in section 9.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease.  Landlord shall within ninety (90) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease.  Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease.  Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within two hundred forty (240) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render so much of the Premises unusable that Tenant will be unable to use the Premises during said two hundred forty (240) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord’s election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord, and the termination shall be effective as of the last date that Tenant used the Premises.  Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees.  Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events.  If Landlord is unable to repair the damage to the Premises or the Project during such two hundred forty (240) day period due to Force Majeure Events, the two hundred forty (240) day period shall be extended by the period of delay caused by the Force Majeure Events.  Subject to section 9.3 below, if Landlord or Tenant terminates this Lease in accordance with this section 9.1, Tenant shall continue to pay all Base Rent, Operating Expense increases and other amounts due hereunder which arise prior to the date of termination.

9.2                                 DEFINITION OF MATERIAL DAMAGE.  Damage to the Project shall be deemed material if, in Landlord’s reasonable judgment, the uninsured cost of repairing the damage will exceed Two Hundred Fifty Thousand Dollars ($250,000).  If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds Five Hundred Thousand Dollars ($500,000).  Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of Two Hundred Fifty Thousand Dollars ($250,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease term and the cost of repairing the damage will exceed Fifty Thousand Dollars ($50,000).

9.3                                 ABATEMENT OF RENT.  If as a result of damage to the Project all or part of the Premises is unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, Tenant’s Base Rent and Tenant’s Share of Operating Expense increases shall be abated from the date of the damage until the repairs are completed and the Premises are restored to Tenant for occupancy in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business.  Notwithstanding the foregoing, there shall be no abatement of Base Rent or Tenant’s Share of Operating Expense increases by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

9.4                                 Intentionally deleted.

9.5                                 TENANT’S PROPERTY.  As more fully set forth in section 47, Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s property”) located at the Project.  Tenant shall repair or replace all of Tenant’s property at Tenant’s sole cost and expense.  Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.

9.6                                 WAIVER.  Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10.                                 REAL AND PERSONAL PROPERTY TAXES.

10.1                           PAYMENT OF TAXES.  Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent and Tenant’s Share of Operating Expense increases, Tenant’s Share of the amount by which all “Real Property Taxes” (as defined in section 10.2 below) for each Comparison Year exceeds the amount of all Real Property Taxes for the Base Year.  For purposes of calculating Tenant’s Share of Real Property Taxes, and notwithstanding anything to the contrary contained in section 1.13, Landlord shall allocate Real Property Taxes by (a) multiplying the cost of Real Property Taxes assessed against the Project by a fraction, the numerator of which is the number of square feet of rentable space in the Premises and the denominator of which is the number of rentable square feet in all Buildings or (b) multiplying the cost of Real Property Taxes assessed against the Building by a fraction, the numerator of which is the number of square feet of rentable space in the Premises and the denominator of which is the number of rentable square feet in the Building.  Tenant’s Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant’s Share of Operating Expense increases as provided in section 4.2(f) of this Lease.  Except as expressly provided in section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less than the

Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence.

10.2                           DEFINITION OF “REAL PROPERTY TAX”.  As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county or state, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, unless such tax is defined as an Operating Expense by section 4.3(c).  Real Property Taxes shall not include income, inheritance and gift taxes.

10.3                           PERSONAL PROPERTY TAXES.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises.  If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

10.4                           REASSESSMENTS.  From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds.  If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “reduction”), Landlord shall to the extent practicable, credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and recalculate the Real Property Taxes owed by Tenant for years after the year in which the reduction applies based on the reduced Real Property Taxes (if a reduction applies to Tenant’s Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the reduction and Tenant’s Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the reduction based on the lower Base Year amount).  All costs incurred by Landlord in obtaining the Real Property Tax reductions shall be considered an Operating Expense and Landlord shall determine, in its sole discretion, to which years any reductions will be applied.  In addition, all accounting and related costs incurred by Landlord in calculating new Base Years for tenants and in making all other adjustments shall be an Operating Expense.

11.                                 UTILITIES.

11.1                           SERVICES PROVIDED BY LANDLORD.  Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall use its best efforts to provide HVAC to the Premises for normal office use during the times described in section 11.4, reasonable amounts of electricity for normal office lighting and fractional horsepower office machines, water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and building standard janitorial services.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall make available to the Premises for use in convenience outlets and for lighting (including ceiling lighting) a total amount of electrical current that is not less that 7 watts per usable square foot within the Premises (“Minimum Electrical Capacity”).

11.2                           INTRABUILDING NETWORK CABLING.  In addition to the items described in 11.1 above, Landlord shall also provide to Tenant, without separate charge, access to a reasonable amount of INC.  For purposes of this section 11.2, a reasonable amount of INC shall not exceed two (2) cable pairs per one thousand (1,000) usable square feet of space in the Premises.  If Tenant requires additional INC capacity, the cost of providing, maintaining, repairing and replacing such capacity shall be borne solely by Tenant.  Additional INC capacity may only be installed, maintained, repaired and replaced by a contractor approved by Landlord, in Landlord’s reasonable discretion.  The Building’s minimum point of entry (“MPOE”) for telephone service, the INC risers and the telephone terminal rooms located on each floor of the Building may only be accessed with Landlord’s prior consent and by contractors approved by Landlord, in Landlord’s reasonable discretion.  Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys’ fees) arising out of or related to the installation, maintenance, repair and replacement of additional INC capacity.

11.3                           OCCUPANT DENSITY.  Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each two hundred (200) square feet of rentable area in the Premises.  If Landlord has a reasonable basis to believe that Tenant is exceeding the Occupant Density, upon request by Landlord, Tenant shall maintain on a daily basis an accurate record of the number of employees that use the Premises (collectively “Occupants”).  Landlord shall have the right to audit Tenant’s Occupant record and, at Landlord’s option, Landlord shall have the right to periodically visit the Premises without advance notice to Tenant in order to track the number of Occupants arriving at the Premises.  For purposes of this section, “Occupants” shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, visitors, guests, employees of Landlord or employees of Landlord’s agents or contractors.  Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services.  Tenant’s failure to comply with the requirements of this section shall constitute a default under section 13.3 and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant’s obligations under this section.

11.4                           HOURS OF SERVICE.  Building services and utilities shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m.  Janitorial services shall be provided Monday through Friday.  HVAC and other Building services shall not be provided at other times or on nationally recognized holidays.  Electricity and utility services shall be provided at all times on all days.  Tenant acknowledges that there will be no air circulation or temperature control within the Premises when the HVAC is not operating and, consequently, during such times the Premises may not be suitable for human occupation or for the operation of computers and other heat sensitive equipment.  Nationally recognized holidays shall include, but shall not necessarily be limited to, New Years Day, Martin Luther King Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord’s standard charge, as determined by Landlord from time to time, in Landlord’s sole discretion, for after hours HVAC and (b) Tenant’s providing to Landlord at least one (1) business day’s advance written notice of Tenant’s need for after hours HVAC.  During the initial five (5) year term of this Lease, Tenant shall pay Fifty Five Dollars ($55.00) per hour per zone for after hours HVAC.  After hours HVAC may be purchased for not less than two (2) consecutive hours per zone.  After the initial five (5) year term of this Lease, Tenant shall pay Landlord’s standard charge for after hours HVAC.  Tenant shall pay all after hours HVAC charges to Landlord within ten (10) days after Landlord bills Tenant for said charges.

11.5                           EXCESS USAGE BY TENANT.  Notwithstanding the use set forth in section 1.7, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office use.  Tenant shall not install at the Premises office machines, lighting fixtures or other equipment which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system.  If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right to (a) at Tenant’s expense, install separate metering devices at the Premises, and to charge Tenant for its usage and (b) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such usage; provided, however, in no event shall Tenant’s use of electricity in an amount that is equal to or less than the Minimum Electrical Capacity constitute the use of electricity by Tenant in excess of that used by an average office building tenant.

11.6                           INTERRUPTIONS.  Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever.  Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities.  Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

11.7                           ABATEMENT OF RENT.  Subject to Tenant’s right to receive an earlier rent abatement pursuant to section 9.3, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or seven (7) days in any twelve (12) month period (the “Eligibility Period”) as a result of any damage or destruction to the Premises or any repair, maintenance or alteration performed by Landlord to the Premises after the Commencement Date and required by the Lease, which substantially interferes with Tenant’s use of the Premises, or any failure to provide services or access to the Premises due to Landlord’s negligence or default, then Tenant’s rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.  However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.  Notwithstanding the foregoing, if Landlord is entitled to receive lost rents from its insurance carrier, and Landlord’s right to receive such rents begins prior to the end of the Eligibility Period, and Tenant is otherwise entitled to receive a rent abatement pursuant to this section, Tenant’s rent abatement shall begin as of the first day Landlord is entitled to receive lost rents from its insurance carrier.

12.                                 ASSIGNMENT AND SUBLETTING.

12.1                           LANDLORD’S CONSENT REQUIRED.  Tenant shall not voluntarily assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld.  Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant.  Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease.  Tenant’s written request for Landlord’s consent shall include, and Landlord’s thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past three (3) years prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee or subtenant for the past three (3) years, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (d) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises.  If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor.  “Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership.  Tenant’s sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease.  If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease; provided, however, this indemnity shall not apply to the gross negligence or willful misconduct of Landlord.

12.2                           LEVERAGED BUY-OUT.  The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the “Net Worth” of Tenant as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent.  “Net Worth” of Tenant for purposes of this section 12.2 shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

12.3                           STANDARD FOR APPROVAL.  Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this section 12.  Tenant acknowledges and agrees that each requirement, term and condition in this section 12 is a reasonable requirement, term or condition.  It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord’s reasonable judgment, a proposed assignee has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will not be identical to the use permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) there is an uncured default by Tenant under section 13.1 at the time of the request; (i) if requested by Landlord, the assignee or subtenant refuses to sign a commercially reasonable non-disturbance and attornment agreement in favor of Landlord’s lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Project; (I) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; (m) the assignment or sublease will result in there being more than four (4) subtenants of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); (n) the assignee or subtenant is a person or entity to whom Landlord has agreed not to lease space in the Building pursuant to a lease with another tenant (lists of such persons or entities are available upon request) or (o) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency.

12.4                           ADDITIONAL TERMS AND CONDITIONS.  The following terms and conditions shall be applicable to any Transfer:

(a)                                  Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b)                                 Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c)                                  Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this section l2.

(d)                                 The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.  However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease provided that Tenant shall not be liable under any amendment or modification of the Lease that would increase the rent, extend the term or otherwise increase Tenant’s obligations unless Tenant has agreed to such amendment or modification.

(e)                                  In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

(f)                                    Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

(g)                                 The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.

(h)                                 Landlord shall not be liable under this Lease or under any sublease to any subtenant.

(i)                                     No sublease may be modified or amended to expand the subleased portion of the Premises without Landlord’s prior written consent.

(j)                                     The occurrence of a transaction described in section 12.2 shall give Landlord the right (but not the obligation) to require that Tenant immediately provide Landlord with an additional security deposit equal to twelve (12) times the monthly Base Rent payable under the Lease, and Landlord may make its receipt of such amount a condition to Landlord’s consent to such transaction.

(k)                                  Any assignee of this Lease shall, by reason of accepting such assignment be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.  Any sublease shall be subject to the terms and conditions of this Lease.

12.5                           ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING.  The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)                                  Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease.  Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit.  Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease.  Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

(b)                                 In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

12.6                           TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING.  Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent the following amounts (hereinafter the “Transfer Premium”): one-half of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder.  The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises, and the cost of any tenant improvements made by Tenant in connection with the assignment or sublease.  “Transfer Premium” shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease.  If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis.  “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

12.7                           LANDLORD’S OPTION TO RECAPTURE SPACE.  Notwithstanding anything to the contrary contained in this section 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease, to terminate this Lease as of the date thirty (30) days after Landlord’s election.  In the event Tenant has subleased to one or more subtenants space in the Premises that exceeds in collective amount 7,500 rentable square feet (the “Maximum Sublease Amount”), Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to sublease space in excess of the Maximum Sublease Amount, to terminate this Lease with respect to such additional space as of the date thirty (30) days after Landlord’s election.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant’s Share of Operating Expense increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same.  If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord.  Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant.  Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting.  Tenant acknowledges that the purpose of this section 12.7 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project.  Tenant acknowledges and agrees that the requirements of this section 12.7 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.  Notwithstanding the foregoing, in the event that Landlord exercises its right to recapture, Tenant may within ten (10) days after receipt of Landlord’s notice exercising such right, withdraw its request to assign this Lease or to sublease space in the Premises and, upon delivery of such withdrawal notice to Landlord, Landlord’s election to recapture shall automatically terminate and be of no force or effect.

12.8                           LANDLORD’S EXPENSES.  In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees; provided, however, Landlord shall not be entitled to recover more than One Thousand Seven Hundred Fifty Dollars ($1,750.00) of attorneys’ fees with respect to any one Transfer.

12.9                           AFFILIATE TRANSFERS.  Notwithstanding anything to the contrary contained in this section, an assignment of the Lease or sublease of all or any portion of the Premises to any entity which controls or is controlled by Tenant or which acquires all or substantially all of the assets of Tenant or which is the surviving entity resulting from a merger or consolidation of Tenant (in each such case, an “Affiliate”), shall not require Landlord’s consent under this section, provided that at least fifteen (15) days prior to such assignment or sublease (i) Tenant provides Landlord with reasonable evidence that any such entity maintains annual revenues sufficient to meet the financial obligations hereunder; (ii) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section; (iii) prior to the date an assignment or sublease will take effect, the assignee or sublessee and Tenant shall enter into a consent to sublease agreement or consent to assignment agreement using the forms attached hereto as Exhibit F (the “Transfer Agreements”), and (iv) Tenant shall pay the reasonable costs and expenses (including legal fees not to exceed the maximum amount set forth in section 12.8) incurred by Landlord in confirming that the assignment or sublease meets the requirements of this section and in preparing any Transfer Agreement.  Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of this section, Tenant shall not be relieved of its obligations under this Lease.  Sections 12.6 and 12.7 of the Lease shall not apply to assignments or subleases to Affiliates.

13.                                 DEFAULT; REMEDIES.

13.1                           DEFAULT BY TENANT.  Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in section 13.2.  Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a)                                  Tenant’s failure to make any payment of Base Rent, Tenant’s Share of Operating Expense increases, Tenant’s Share of Real Property Taxes, parking charges, charges for after hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant.  In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this section 13.1(a).

(b)                                 The abandonment of the Premises by Tenant in which event Landlord shall not be obligated to give any notice of default to Tenant.  Tenant’s vacating the Premises shall not in and of itself constitute an abandonment.

(c)                                  The failure of Tenant to comply with any of its obligations under sections 6.1, 6.2(b), 7.2, 7.3, 8, 12, 18, 19, 21, 23, 24, 26, 34, 35 and 56 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant.  In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 13.1(c).

(d)                                 The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s non-performance is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion.  In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 13.1(d).

(e)                                  (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant.  In the event that any provision of this section 13.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

(f)                                    The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given.  Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g)                                 If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant.

(h)                                 If Tenant’s obligations under this Lease are guaranteed: the death of a guarantor, the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, a guarantor’s becoming insolvent or the subject of a bankruptcy filing, a guarantor’s refusal to honor the guaranty, or a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.

13.2                           REMEDIES.

(a)                                  In the event of any material default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i)                                     terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord.  The “worth at time of award” of the amounts referred to in section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law.  The worth at the time of award of the amount referred to in section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For purposes of this section 13.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

(ii)                                  maintain Tenant’s right of possession in which event Landlord shall have the remedy described in California Civil Code section 1951.4 which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due.  In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant’s interest in the Lease subject to the reasonable requirements contained in section 12 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in section 12 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this section 13.2(a)(ii).

(iii)                               collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv)                              pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b)                                 No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.  The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant’s occupancy of the Premises.

(c)                                  if Tenant abandons the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease.  No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to accept a surrender of the Premises and relieve Tenant of liability under the Lease.  The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

13.3                           DEFAULT BY LANDLORD.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction.  Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default.  Subject to the provisions of section 11.6, this Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay.  Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within twelve (12) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

13.4                           LATE CHARGES.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Share of Operating Expense increases, parking charges, after hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project.  Accordingly, if any installment of Base Rent, Tenant’s Share of Operating Expense increases, parking charges, after hours HVAC charges or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that Landlord shall waive the late charge one (1) time during each calendar year of the term of this Lease if Tenant pays all overdue sums within five (5) days after receipt of written notice by Landlord to Tenant advising Tenant that such payment is overdue.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under section 13.5.

13.5                           INTEREST ON PAST-DUE OBLIGATIONS.  Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

13.6                           PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT.  If Tenant fails to pay Base Rent, Tenant’s Share of Operating Expense increases, parking charges or any other monetary obligation due hereunder within five (5) days following on the date it is due and notice has been given to Tenant in each instance, after Tenant’s third such failure in any twelve (12) month period, at Landlord’s option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months’ Base Rent.  If Landlord has required Tenant to make said payments by cashiers check or to provide an additional security deposit, Tenant’s failure to make a payment by cashiers check or to provide the additional security deposit shall be a material default hereunder.

14.                                 LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent.  If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after three (3) days prior written notice to Tenant, make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.  Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this section 14.

15.                                 CONDEMNATION.  If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises, and said taking lasts for sixty (60) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession.  If a taking lasts for less than sixty (60) days, Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant’s Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises.  Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof.  Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project.  Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses.  In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefore by the condemning authority.  This section, not general principles of law or California Code of Civil Procedure sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.

16.                                 VEHICLE PARKING.

16.1                           USE OF PARKING FACILITIES.  During the term and subject to the rules and regulations attached hereto as Exhibit “C,” as modified by Landlord from time to time (the “Rules”), Tenant shall have the right but not the obligation to use the number of parking spaces set forth in section 1.15 in the parking facility of the Project at the monthly rate described in the Addendum to this Lease.  For purposes of this Lease, a “parking space” refers to the space in which one (1) motor vehicle is intended to park (e.g., a tandem parking stall includes two tandem parking spaces).  Landlord reserves the right at any time to relocate Tenant’s parking spaces.  If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable by Tenant ten (10) days after written demand by Landlord.  Tenant’s parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

16.2                           PARKING CHARGES.  Monthly parking fees shall be payable in advance prior to the first day of each calendar month.  Visitor parking rates shall be determined by Landlord from time to time in Landlord’s sole discretion.  The parking rates charged to Tenant or Tenant’s visitors may not be the lowest parking rates charged by Landlord for the use of the parking facility.  Notwithstanding anything to the contrary contained herein, any tax imposed on the privilege of occupying space in the parking facility, upon the revenues received by Landlord from the parking facility or upon the charges paid for the privilege of using the parking facility by any governmental or quasi-governmental entity may be added by Landlord to the monthly parking charges paid by Tenant at any time, or Landlord may require Tenant and other persons using the parking facility to pay said amounts directly to the taxing authority.

17.                                 BROKER’S FEE.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in section 1.17, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

18.                                 ESTOPPEL CERTIFICATE.

18.1                           DELIVERY OF CERTIFICATE.  Tenant shall from time to time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and (e) that Tenant has taken possession of the Premises.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

18.2                           FAILURE TO DELIVER CERTIFICATE.  At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that this (a) Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and (e) Tenant has taken possession of the Premises.

19.                                 FINANCIAL INFORMATION.  From time to time, at Landlord’s request, but not more frequently than once in any calendar year, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than twenty (20) days’ advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request.  All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.  To the extent Tenant has kept the financial information it provides to Landlord confidential, Landlord shall use reasonable efforts to maintain the confidentiality of the information (Landlord shall have the right to provide such information to its employees, property managers, accountants, partners, lenders and prospective purchasers).

20.                                 LANDLORD’S LIABILITY.  Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee.  Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease arising following the transfer; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer.  Upon such a transfer, Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit.  Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents.  No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord.  No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder.  The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

21.                                 INDEMNITY.  Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Substances or Medical Waste (as said terms are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an “Indemnified Matter” (as defined below).  For purposes of this section 21, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, Tenant’s or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) use or occupancy of the Premises or the Project, any act, omission or neglect of a Tenant Party, the existence, use or disposal of any Hazardous Substance (as defined in section 23 below) brought on to the project by a Tenant Party, the existence, use or disposal of any Medical Waste (as defined in section 24 below) brought on to the Project by a Tenant Party or any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.  Tenant’s obligations hereunder shall include, but shall not be limited to compensating the Indemnified Parties for Damages arising out of indemnified Matters within ten (10) days after written demand from an Indemnified Party and providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded.  If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon ten (10) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord.  By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant’s premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Damages arising out of an Indemnified Matter.  The Indemnified Parties need not first pay any Damages to be indemnified hereunder.  This indemnity is intended to apply to the fullest extent permitted by applicable law.  Tenant’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.  Notwithstanding anything to the contrary contained in this section, Tenant shall not be obligated to indemnify an Indemnified Party from liability to the extent such liability arises out of the Indemnified Party’s negligence or willful misconduct.

22.                                 SIGNS.  Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion; provided, however, Tenant shall have the right, at its sole cost and expense, to place signage conforming to Landlord’s standards adjacent to each door into the Premises.  Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises.  Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant’s sole expense.  Tenant shall also have the right to have its name and the names of not more than three (3) of its principal officers included in the Building’s directory, and the cost of placing Tenant’s and its officers’ names in the directory and the cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant’s sole expense.

23.                                 HAZARDOUS SUBSTANCES.

23.1                           DEFINITION AND CONSENT.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation.  Except for small quantities or ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.

23.2                           DUTY TO INFORM LANDLORD.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall immediately give written notice of such fact to Landlord.  Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.

23.3                           INSPECTION; COMPLIANCE.  Landlord and Landlord’s employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this section 23.  Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination.  In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection.

23.4                           Landlord’s Responsibilities.  Landlord shall use commercially reasonable efforts to comply with all laws relating to Hazardous Substances at the Project, provided that compliance with such laws is not the responsibility of Tenant under this Lease or the responsibility of any other person or entity (including other tenants or property owners).  Notwithstanding the foregoing, Landlord shall have no obligation to comply with a law unless Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees and visitors or create a significant health hazard or otherwise materially interfere with or materially affect Tenant’s permitted use and enjoyment of the Premises.

24.                                 MEDICAL WASTE.

24.1                           DEFINITION.  The term “Medical Waste” shall mean the types of waste described in section 25023.2 of California’s Health and Safety Code and any similar type of waste.  Unless specifically permitted by section 6 of this Lease to use the Premises for medical office uses, Tenant shall not cause or permit any Medical Waste to be brought, kept or used in or about the Premises or the Project by Tenant, its employees, agents, contractors or invitees.

24.2                           DISPOSAL OF MEDICAL WASTE.  Tenant hereby agrees, at Tenant’s sole expense, to dispose of its Medical Waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of Medical Waste and to dispose of the Medical Waste in a prudent and reasonable manner.  Tenant shall not place any Medical Waste in refuse containers emptied by Landlord’s janitorial staff or in the Project’s refuse containers.  At Landlord’s option, in Landlord’s sole discretion, Landlord shall have the right, upon sixty (60) days’ advance written notice to Tenant, at any time and from time to time, to elect to provide Medical Waste disposal services to Tenant.  If Landlord elects to provide Medical Waste disposal services to Tenant, all costs incurred by Landlord in providing such services shall be paid by Tenant to Landlord as additional rent.  Landlord may bill Tenant for said costs based upon the actual cost of providing said services to Tenant, as determined by Landlord, in Landlord’s sole discretion, or Landlord may bill said expenses based upon Tenant’s Share of the total cost of providing said services.

24.3                           DUTY TO INFORM LANDLORD.  Within ten (10) days following Landlord’s written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of Medical Waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its Medical Waste, including a copy of any contract with said person or entity, (b) a list of each type of Medical Waste generated by Tenant at the Premises and a description of how Tenant disposes of said Medical Waste, (c) a copy of any laws, rules or regulations in Tenant’s possession relating to the disposal of the Medical Waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said Medical Waste.  Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any Medical Waste in or about the Premises or the Project.

24.4                           INSPECTION; COMPLIANCE.  Landlord and Landlord’s employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of verifying compliance by Tenant with this section 24.  Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Medical Waste on or from the Premises.  The cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its Medical Waste in a manner permitted by applicable law, in which case Tenant shall immediately reimburse Landlord for the cost of such inspection.

25.                                 TENANT IMPROVEMENTS.  Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless a work letter agreement (the “Work Letter”) is attached to this Lease as an exhibit and the Work Letter is fully completed and executed by Landlord.  If a space plan is attached to the Work Letter, the space plan shall not be binding on Landlord unless the space plan has been approved by Landlord in writing.  Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and except as otherwise provided in this Lease, that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

26.                                 SUBORDINATION.

26.1                           EFFECT OF SUBORDINATION.  This Lease, and any Option (as defined in section 27 below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so Long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.  At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity.  If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.  In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, be subject to any offsets or defenses which Tenant may have against the prior landlord or (c) be liable to Tenant for the return of its security deposit unless the security deposit has been transferred to the mortgagee, trustee or ground lessee.

26.2                           EXECUTION OF DOCUMENTS.  Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.  Tenant acknowledges that the subordination agreement may give the lender the right, in the lender’s sole discretion, to continue this Lease in effect or to terminate this Lease in the event of a foreclosure sale.  Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder or, at Landlord’s option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents in accordance with this section 26.2.

26.3                           NO EXISTING DEEDS OF TRUST.  No mortgages or deeds of trust presently encumber Landlord’s interest in the Project.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to subordinate its interest in the Lease to a mortgage or deed of trust obtained unless the lender provides Tenant with a commercially reasonable nondisturbance agreement.

27.                                 OPTIONS.

27.1                           DEFINITION.  As used in this Lease, the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises.  Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

27.2                           OPTIONS PERSONAL.  Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and any Affiliate to whom Tenant assigns its interest in this Lease (an “Assuming Affiliate”) and may be exercised only by the original Tenant or an Assuming Affiliate while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or an Assuming Affiliate, including, without limitation, any permitted transferee as defined in section 12.  The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.  If at any time an Option is exercisable by Tenant or an Assuming Affiliate, the Lease has been assigned to a person or entity other than an Affiliate, or a sublease exists as to any portion of the Premises to a person or entity other than an Affiliate, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

27.3                           MULTIPLE OPTIONS.  In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

27.4                           EFFECT OF DEFAULT ON OPTIONS.  Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease.  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this section 27.4.

27.5                           Intentionally deleted.

27.6                           Intentionally deleted.

28.                                 LANDLORD RESERVATIONS.  Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; provided, however, in such event Landlord shall reimburse Tenant for all reasonable costs Tenant pays to third parties for the replacement of pre-printed stationary, address labels and other packaging in an amount not to exceed $5000; (b) to, at Tenant’s expense, except as may be otherwise provided in the Work Letter, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord’s sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project.  Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business except as the address of Tenant’s business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building.  Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises.

29.                                 CHANGES TO PROJECT.  Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas; provided, however, that Landlord shall not materially change the location of the exterior walls of the Building or materially change the location of the Common Areas within the Building in a way that would materially and adversely effect Tenant’s use of the Premises without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.  In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes.  Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations caused by Changes.

30.                                 intentionally deleted.

31.                                 HOLDING OVER.  If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be the greater of one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without Landlord’s consent, Tenant shall, at Landlord’s option, be treated as a tenant at sufferance or a trespasser.  Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term.  Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

32.                                 LANDLORD’S ACCESS.

32.1                           ACCESS.  Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times and, except in the event of an emergency, on reasonable prior notice (which may be oral) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project.  In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access.  Landlord may at any time place on or about the Building for sale or for lease signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises for lease signs.

32.2                           KEYS.  Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.  At Landlord’s option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord’s engineering staff or Landlord’s locksmith and to only use Landlord’s engineering staff or Landlord’s locksmith to change locks at the Premises.  Tenant shall pay Landlord’s or its locksmith’s standard charge for all keys and other services obtained from Landlord’s engineering staff or locksmith other than key cards for the employees of Tenant initially occupying the Premises in a total amount not to exceed fifty (50) key cards which shall be provided to Tenant free of charge at the time possession of the Premises is delivered to Tenant.

33.                                 SECURITY MEASURES.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services.  Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures.  Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

34.                                 EASEMENTS.  Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant.  Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s request and Tenant’s failure to do so shall constitute a material default by Tenant.  The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

35.                                 TRANSPORTATION MANAGEMENT.  Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

36.                                 SEVERABILITY.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

37.                                 TIME OF ESSENCE.  Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

38.                                 DEFINITION OF ADDITIONAL RENT.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant’s Share of Operating Expenses, parking charges, late charges and charges for after hours HVAC shall be deemed to be rent.

39.                                 INCORPORATION OF PRIOR AGREEMENTS.  This Lease and the attachments listed in section 1.18 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein.  No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

40.                                 AMENDMENTS.  This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

41.                                 NOTICES.  Subject to the requirements of section 27.6 of this Lease, all notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (e) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this section 41.  The addresses set forth in section 1.19 of this Lease shall be the address of each party for notice purposes.  Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant.  Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given on receipt by the addressee or refusal of delivery.  Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes.  If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party’s address for notice purposes.  A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed.  If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day.  Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

42.                                 WAIVERS.  No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision.  Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction.

43.                                 Intentionally deleted.

44.                                 BINDING EFFECT; CHOICE OF LAW.  Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns.  This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

45.                                 ATTORNEYS’ FEES.  If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment.  The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred in good faith.  Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

46.                                 AUCTIONS.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas.  The holding of any auction on the Premises or Common Areas in violation of this section 46 shall constitute a material default hereunder.

47.                                 EXEMPTION OF LANDLORD FROM LIABILITY.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant’s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Substances or Medical Waste (as defined above), fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, and regardless of whether the cause of the damage or injury arises out of Landlord’s or its employees, agents or contractors negligent or intentional acts.  Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project.  Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons, in, upon or about the Project arising from any cause, including Landlord’s negligence or the negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.  Except to the extent covered by Tenant’s insurance and waiver of subrogation provided in the Lease, the limitations on Landlord’s liability contained in this section 47 shall not apply to injury or damage which results from the negligence or willful misconduct of Landlord, its agents, employees, contractors, subcontractors or assigns.

48.                                 MERGER.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

49.                                 QUIET POSSESSION.  Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

50.                                 AUTHORITY.  If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity.  If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

51.                                 CONFLICT.  Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

52.                                 MULTIPLE PARTIES.  If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant.  Service of a notice in accordance with section 41 on one Tenant shall be deemed service of notice on all Tenants.

53.                                 INTERPRETATION.  This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.  The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease.  As used in this Lease the words tenant and landlord include the plural as well as the singular.  Words used in the neuter gender include the masculine and feminine gender.

54.                                 PROHIBITION AGAINST RECORDING.  Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

55.                                 RELATIONSHIP OF PARTIES.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

56.                                 RULES AND REGULATIONS.  Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform.  Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a non-discriminatory manner.  Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.  Tenant acknowledges that the leases of other tenants may not obligate them to comply with some or all of the Rules.  However, if the lease of another tenant does obligate the tenant to comply with a Rule, and the tenant’s failure to comply with such Rule is having a material adverse effect on Tenant’s use of the Premises, Landlord shall cooperate with Tenant in attempting to cause the tenant to comply with the Rule, provided, however, Landlord shall have no obligation to bring a legal action against the non-complying tenant.

57.                                 RIGHT TO LEASE.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

58.                                 Intentionally deleted.

59.                                 Intentionally deleted.

60.                                 ATTACHMENTS.  The items listed in section 1.18 are a part of this Lease and are incorporated herein by this reference.

61.                                 CONFIDENTIALITY.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to disclose this Lease and its terms to its attorneys, accountants, auditors and lenders, and in connection with any governmental filing wherein this Lease is deemed to be material.

62.                                 WAIVER OF JURY TRIAL.  LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.  TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION.  PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES.  THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

LANDLORD:

The Realty Associates Fund VI, L.P., a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts
limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware
limited liability company, manager

		By:	Realty Associates Advisors Trust, a
Massachusetts business trust, sole member

			By:	/s/ Scott W. Amling
Scott W. Amling
Regional Director

By:	Realty Associates Fund VI Texas Corporation,
a Texas Corporation, a Texas general partner

	By:	/s/ Scott W. Amling
Scott W. Amling
Regional Director

TENANT*:

IGN Entertainment, Inc., a Delaware corporation

By:	/s/ Michael J. Sheridan

Michael J. Sheridan
(print name)

Its:	CFO
(print title)

By:	/s/ Mark Jung

Mark Jung
(print name)

Its:	CEO
(print title)

*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

FLOOR PLAN

[FINAL APPROVED FLOOR PLAN]

EXHIBIT B
VERIFICATION LETTER

IGN Entertainment, Inc., a Delaware corporation, (“Tenant”) hereby certifies that it has entered into a lease with The Realty Associates Fund VI, L.P., a Delaware limited partnership (“Landlord”) and verifies the following information as of the                    day of                                       , 2004:

Address of Building	:

Number of Rentable Square Feet in Premises	:

Commencement Date	:

Lease Termination Date	:

Tenant’s Percentage Share	:

Initial Base Rent	:

Billing Address for Tenant	:

Attention	:

Telephone Number	:	( )

Federal Tax I.D. No.	:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT

IGN Entertainment, Inc., a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)

EXHIBIT C

RULES AND REGULATIONS
GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations.

1.                                       Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.                                       All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.  Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3.                                       Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project’s normal hours of business as defined in section 11.4 of the Lease.  Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project.  Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register.  Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project.  Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                       Landlord reserves the right, in Landlord’s sole and absolute discretion, to close or limit access to the Project and/or the Premises, from time to time, due to the failure of utilities, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such decision by Landlord.  If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord’s actions shall not constitute a breach of the Lease.

5.                                       No furniture, freight or equipment of any kind shall be brought into the Project without Landlord’s prior authorization.  Tenant shall only move in and out of the Premises at times designated by Landlord, in Landlord’s sole discretion (e.g., Landlord could require that all moves in and out of the Premises only occur on weekends or on weekdays between 5:00 p.m. and 11:00 p.m.).  All moves in and out of the Premises shall be scheduled with Landlord in advance, on a first come, first served basis.  All property shall be moved in and out of the Premises using the freight elevator.  Landlord shall have the right, in its sole discretion, to permit only one tenant to move in or out of the Project at a time.  When moving equipment, furniture and other items into and out of the Premises, Tenant shall take whatever precautions Landlord designates to protect the Project from damage (e.g., placing plastic or other protective material on carpets in the common areas and the Premises).  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

6.                                       The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

7.                                       Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same.  Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.  Smoking shall not be permitted in the Common Areas.

8.                                       The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9.                                       Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.  All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord.  Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.

10.                                 Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.  Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

11.                                 Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

12.                                 No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

13.                                 Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  Other than affixing artwork, eraser boards and similar items to walls in the Premises, Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord’s prior written consent.  Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project.  Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

14.                                 Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

15.                                 Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.  Tenant shall not use electric fans or space heaters in the Premises.

16.                                 Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

17.                                 Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18.                                 No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant.  No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord.  Landlord shall have the right to require Tenant to use Landlord’s standard curtains or window coverings.  Tenant shall not place any signs in the windows of the Premises or the Project.  All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises.  The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

19.                                 Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord.  Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same.  Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord.  Landlord shall not be obligated to notify Tenant of the times at which the janitorial staff will enter the Premises, and Tenant hereby authorizes the janitorial staff to enter the Premises at any time, without notice.  Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.  Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

20.                                 Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future.  Tenant agrees to take all actions necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as “fire wardens” and requiring them to attend any necessary classes and meetings and to perform any required functions.

21.                                 Tenant and its employees shall comply with all federal, state and local recycling and/or resource conversation laws and shall take all actions requested by Landlord in order to comply with such laws.  Tenant and its employees shall participate in any recycling or resource conservation program implemented by Landlord, at Tenant’s sole expense.

PARKING RULES

1.                                       Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles.  Tenant and its employees shall park automobiles within the lines of the parking spaces.

2.                                       Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3.                                       Parking stickers, parking cards and other identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges.  Landlord may require Tenant and each of its employees to give Landlord a deposit when a parking card or other parking device is issued.  Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord.  Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices.  Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately.  Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4.                                       Landlord reserves the right to relocate all or a part of parking spaces within the parking area of the Project, and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5.                                       Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6.                                       Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord’s sole discretion.  Only persons visiting Tenant at the Premises shall be permitted by Tenant to use the Project’s visitor parking facilities.

7.                                       The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8.                                       Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.  Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations.  Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9.                                       Every driver is required to park his own car.  Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car.  The driver parking behind the first car must leave his key with the parking attendant.  Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine.  Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities.  The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage.  Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10.                                 No vehicles shall be parked in the parking garage for more than seven consecutive days.  The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

11.                                 Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

12.                                 At Landlord’s request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number of the vehicle being used by that person.  Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

WORK LETTER AGREEMENT
(Build-to-Suit With Space Plan Attached)

This Work Letter Agreement (“Agreement”) is attached to a Standard Office Lease (the “Lease”) covering certain premises (the “Premises”) more particularly described in Exhibit “A” attached to the Lease.  In consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.                                       TENANT IMPROVEMENT COORDINATOR.  Within three (3) days after the Lease is executed by Landlord and Tenant, Landlord and Tenant shall each designate in writing the name of one person who shall be that party’s tenant improvement representative.  All communication concerning the tenant improvements shall be directed to the appropriate party’s tenant improvement representative.  Tenant shall not have the right or authority to instruct Landlord’s contractor to take any action.  Any action Tenant desires Landlord’s contractor to take shall be communicated by Tenant to Landlord’s tenant improvement representative, and Landlord’s tenant improvement representative shall give the necessary instructions to the contractor.

2.                                       PLANS AND SPECIFICATIONS.

2.1                                 SPACE PLAN.  Attached hereto as Exhibit 1 and incorporated herein by this reference is a space plan , construction specifications and construction notes (collectively, the “Space Plan”) which have been approved by Landlord and Tenant.  The Space Plan describes the improvements (the “Improvements”) which will be made to the Premises by Landlord.  Except as set forth in the Space Plan, Landlord shall not be obligated to make any other improvements to the Premises.  Subject to the requirements of section 4 below, Tenant shall have the right to request changes to the Space Plan.  In the event Tenant requests a change to the Space Plan, Tenant shall pay any increased costs which result from the change requested by Tenant and any delay in the completion of the Improvements caused by such changes shall constitute a Tenant Delay (as defined below).  In the event that Tenant requests a change to the Space Plan and said change is approved by Landlord, Tenant shall pay to Landlord the increased costs resulting from the change within ten (10) days after Landlord bills Tenant for the increased costs.  Landlord shall have the right to decline Tenant’s request for a change in the Space Plan if the change is inconsistent with section 3 or 4.

2.2                                 PLANS.  Based on the approved Space Plan, Landlord shall cause to be prepared detailed plans, working drawings and specifications (collectively, the “Plans”) for the construction of the improvements.  The Plans shall be consistent with the Space Plan and, unless contrary to the Space Plan, shall incorporate the use of Landlord’s building standard improvements (the “Standards”).  Tenant acknowledges that the Space Plan may not comply with applicable codes and government regulations and that the Plans may require deviations from the Space Plan in order for Landlord to obtain a building permit.  The estimated Commencement Date (as defined in section 1.9 of the Lease) shall be extended for any delays in obtaining a building permit resulting from the insufficiency of the Space Plan or the Plans or any delays resulting from changes in the Plans required by the applicable governmental regulatory agency reviewing the Plans.  Tenant hereby acknowledges and agrees that Landlord shall have the right to prepare the Plans in a way that complies with applicable governmental laws and regulations, even if the Plans deviate from the general specifications of the Space Plan.  Tenant acknowledges that it will be responsible for paying the cost of making modifications to the Plans and obtaining required governmental approvals and building permits if said costs result from changes requested by Tenant, and any delay in the completion of the Improvements caused by such changes shall constitute a Tenant Delay.  In the event that Tenant requests a change to the Plans and said change is approved by Landlord, Tenant shall pay to Landlord the increased costs resulting from the change within ten (10) days after Landlord bills Tenant for the increased costs.

2.3                                 TENANTS’ COSTS.  Notwithstanding anything to the contrary contained in this Agreement, if the Space Plan specifically provides that any item set forth on the Space Plan shall be paid for by Tenant, the cost of said item shall be paid by Tenant to Landlord before Landlord’s contractor commences construction of the Improvements.  In addition, the cost of computer or telephone wiring or any cost of purchasing furniture, fixtures or equipment (collectively, “FF&E”), shall be paid by Tenant, at Tenant’s sole expense.  References to or depictions of FF&E on the Space Plan or the Plans shall not be interpreted to obligate Landlord to pay costs or expenses associated with the purchase or installation of FF&E.

3.                                       SPECIFICATIONS FOR BUILDING STANDARD IMPROVEMENTS.  The Standards are attached hereto as Exhibit 2.  In addition, attached hereto as Exhibit 3 are certain above standard requirements that will be incorporated into the Improvements (the “Above Standards”).  If there is a conflict between the Standards and the Above Standards, to the extent of the conflict, the Above Standards shall control.

4.                                       GROUNDS FOR DISAPPROVAL.  Tenant may request deviations from the Standards provided that the deviations (“Non-Standards”) shall not be of lesser quality than the Standards.  Landlord shall not be required to approve any Non-Standards that are not acceptable to Landlord, in Landlord’s sole and absolute discretion.

5.                                       CONSTRUCTION OF IMPROVEMENTS.

5.1                                 CONSTRUCTION.  As soon as possible following the approval of the Plans, Landlord shall instruct its contractor to commence construction of the Improvements.

5.2                                 COMPLETION.  Landlord shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner, but Landlord shall not be liable for any loss or damage as a result of delays in construction or delivery of possession of the Premises.

6.                                       COMMENCEMENT DATE.  The Commencement Date under the Lease shall be governed by section 3 of the Lease.  However, any delay beyond the estimated Commencement Date (as defined in section 1.9 of the Lease) in the substantial completion of the Improvements as a result of the following shall constitute “Tenant Delay”:

6.1                                 Tenant’s request for Non-Standards, whether as to materials or installation, that extend the time it takes to obtain necessary building permits or other governmental authorizations or the construction period;

6.2                                 Tenant’s changes in the Space Plan or the Plans after their approval by Landlord if and to the extent Landlord has advised Tenant at the time of their approval of the fact that such changes will cause a delay in the completion of the Improvements; or

6.3                                 Any other act or omission of Tenant constituting a Tenant Delay under the terms of this Agreement.

7.                                       DAMAGES FOR TENANT DELAY.  Damages for Tenant delay are governed by section 3.3 of the Lease.

8.                                       INCORPORATION.  This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.  Capitalized terms included in this Agreement shall have the same meaning as capitalized terms included in the Lease.

EXHIBIT 1

SPACE PLAN

[GRAPHIC OF FLOOR PLAN WITH SPACE PLAN]

EXHBIT 2

(Building Standards)

I.                                         INTERIOR PARTITION

a.                                       2-1/2” - 25 gauge metal studs at 24” on center.

b.                                      5/8” type ‘X’ gypsum board, one layer at each side of studs.

c.                                       Height: from floor slab to underside of ceiling (9’-O” A.F.F.).

d.                                      Partition taped smooth and sanded to receive paint or wall covering.

e.                                       Seismic bracing per code.

f.                                         Continuous corner beads with neoprene gasket at exterior glazing mullion.

g.                                      All exterior corners with corner beads, all exposed edges including top finished with metal trim.

h.                                      Partition gypsum board to slab including caulk seal.

II.                                     DEMISING PARTITION

a.                                       2-1/2” - 25 gauge metal studs at 24” on center.

b.                                      5/8”type ‘X’ gypsum board, one layer at each side of studs.

c.                                       Height: from floor slab to underside of ceiling (9’-0” A.F.F.) with R-19 vertical insulation blanket above from top of partition to underside of deck above.

d.                                      Partition taped smooth and sanded to receive paint or wall covering.

e.                                       R-8 bait insulation in wall cavities.

f.                                         Lay R-19 insulation sound attenuation blanket material, giving 4’-0” of insulation on both sides of the partition.  Overlap 1” at the seams and seal with 3” quick set tape.

g.                                      Seismic bracing per code.

h.                                      Continuous corner beads with neoprene gasket at exterior glazing mullion.

i.                                          All exterior corners with corner beads, all exposed edges including top finished with metal trim.

j.                                          Partition gypsum board to slab including caulk seal.

III.                                 ONE-HOUR RATED SEPARATION PARTITION (Upgrade/Alternate)

a.                                       2-1/2” - 20 gauge metal studs at 24” on center.

b.                                      5/8” type ‘X’ gypsum board, one layer at each side studs.

c.                                       Height: From floor slab to underside of structure above.

d.                                      Partition fire taped smooth and sanded to receive paint or wall covering.

e.                                       R-8 batt insulation in wall cavities.

f.                                         All exterior corners with corner beads, all exposed edges including top finished with metal trim.

g.                                      Continuous corner beads with Neoprene gasket at exterior glazing mullion.

h.                                      Smoke fire damper at any mechanical duct penetrations.

IV.                                 ONE-HOUR RATED TUNNEL CORRIDOR (Approximately 6’ wide)

a.                                       2-1/2” - 20 gauge metal studs at 24” on center (maximum) to top of tunnel with every other stud (minimum) running to underside of structure above.  (Protected per item ‘g’ below).

b.                                      2-1/2” - 20 gauge metal studs at 24” on center (maximum) for tunnel ceiling with diagonal seismic bracing per code.

b1.                                Alternate Corridor Ceiling: USG “Shaft Wall” 2-1/2” C-H steel studs @ 24” o.c. Shaft liner 1 hour rated framed ceiling system with 1” gypsum board panels at top and 5/8” type ‘X’ gypsum board below.

c.                                       5/8” type ‘X’ gypsum board, one layer at each side of horizontal (as noted) and vertical studs.

d.                                      Partition taped and finished smooth and sanded to receive paint or wall covering.

e.                                      All exterior corners with corner beads, all exposed edges finished with metal trim.

f.                                         2 continuous caulking beads at underside of bottom track.

g.                                      Fire safing at stud penetration opening and wrapped/taped at every other vertical stud penetration from top of envelop to underside of deck.

h.                                      R-8 batt insulation in horizontal and vertical cavity (sound attenuation/fire blanket).

V.                                     CORRIDOR ENTRY DOOR ASSEMBLY

a.                                       Door - 3’-0’ x 8’-10” (full height) x 1-3/4” solid core, 20 minute rated label, custom grade rift (comb) cut oak veneer with matching stiles.

al.                                    Alternate Corridor Entry Door: Existing Door, 3’-0” x 8’-10” (full height) x 1 3/” solid core, 20 minute rated label, quarter sawn or plain slice oak veneer with matching stiles.

a2.                                 Alternate Corridor Entry Door: Pair of Doors, 6’-0” x 8’-10” (full height) x 1%”.  Other characteristics: same as ‘a’.

b.                                      Finish - to match existing building standard approved finish.

c.                                       Frame - 3’-0” x 8’-10” (full height), ‘Western Integrated Materials, Inc.,’ 300 Series, 20 minute rated label, (or equal) extruded black anodized aluminum with snap-in trim section at head and jambs, with black rubber silencer/smoke gasket.

c1.                                 Alternate Corridor Entry Door Frame: Existing Frame, 3’-0” x 8’-l0” (full height), “Timely” pre-finished steel door frame, 20 minute rated label, black painted finish with snap in trim casings and rubber silencer/smoke gasket.

c2.                                 Alternate Corridor Entry Door Frame: Pair Door Frame, 6’-0” x 8’-10” (full height), other characteristics: same as ‘c’.

VI.                                 INTERIOR DOOR ASSEMBLY

a.                                       Door - 3’-0’ x 8’-0” x 1-3/4”, solid core, custom grade rift (comb) cut oak veneer with matching stiles.

a1.                                 Alternate Interior Door: Existing Door, 3’-0” x 8’-0” or 8’-10” x 1-3/4”, solid core, quarter sawn or plain slice oak veneer with matching styles.

a2.                                 Alternate Interior Door: Pair of Doors, 6’-0” x 8’-0” x 1-3/4”, other characteristics: same as ‘a’.

b.                                      Finish - to match existing building standard approved finish.

c.                                       Frame - 3’-0” x 8’-0”, ‘Western Integrated Materials, Inc.,’ 300 Series extruded black anodized aluminum with snap-in trim section at head and jambs, with black rubber silencer.

c1.                                 Alternate Interior Door Frame: Existing Frame, 3’-0” x 8’-0” or 8’-10” “Timely pre-finished steel door frame, black painted finish with snap on trim casings and black rubber silencer/smoke gasket.

c2.                                 Alternate Interior Door Frame: Pair Door Frame, 6’-0” x 8’-0” (full height), other characteristics: same as ‘c’.

VII.                             DOOR HARDWARE (US 26/Polished Chrome)

a.                                       Suite Entry Lockset Double Doors — One Lockset “Schlage” #L9453-03A-625,Two pair butt/hinges “Hager” #BB-1279-4.5”x4.5”US26, One Door Closer “Norton” #8500-Black, One Door Stop “BBW” #F8061X-R4-US26, One Threshold “Pemko” #290DV-US28.

al.                                    Alternate Suite Entry Single Door: Existing Hardware, Characteristics: same as ‘a’.

a2.                                 Alternate Suite Entry Lockset Pair Doors: Pair Lockset, One lockset “Schlage” #L3453-03A-625, one pair Automatic Flush Bolts #DCI 942, One Astragal “Pemko” #357SP, Four pair butt/hinges “Hagar” #BB-1279-4.5” x 4.5” US26, Two Door Closers, “Norton” #8500-Black, Two Door Stops “BBW” #F8061X-R4-US26, One Threshold “Pemko” #290DV-US28, coordinator.

b.                                      Suite Interior Lockset Single Door - One Lockset “Schlage” #L9453-03A-625, Two pair butt/hinges “Hager” #BB-1279-4.5”x4.5”US26, One Door Stop “BBW” #F8061X-R1-US26.

b1.                                Alternate Suite Interior Door: Existing Hardware, characteristics same as ‘b’.

c.                                       Suite Interior Latchset Single Door - One Latchset “Schlage” #L9010-03A-625, Two pair Butt/hinges “Hager” #1279-4.5”x4.5”US26, One Door stop “BBW” #WC112T-US26.

c1.                                 Alternate Suite Interior Door: Existing Hardware, characteristics same as ‘c’.

c2.                                 Alternate Suite Interior Latchset Pair Doors: Pair Latchset, One Latchset “Schlage” #L9010-03A-625, Four pair butt/hinges “Hagar #1279-4.5x4.5”US26, One Door Stop “BBW” #WC112T-US26, One Pair Automatic Flush Bolts, #DCI942, One Astragal “Pemko” #357SP, coordinator.

VIII.                         GLASS SIDELIGHT ASSMEBLY — OPTIONAL UPGRADE

a.                                       Glass: 2’-0” x 8’-0” (match adjacent door height) x ¼” thick, clear, fixed, tempered glass.

b.                                      Frame: 2’-0” x 8’-0”, “Western Integrated Materials, Inc.” 300 series extruded black anodized aluminum with snap-in trim sections at head with black rubber gasket, integral mullion connection to adjacent door with required stiffener.

b1.                                Alternate Sidelight Frame: 2’-0{“ x 8’-0” “Timely” pre-finished steel window frame, black painted finish, with snap on trim casings and black rubber gasket.  To match existing door frame.  Separate installation from door frame by 8” clear integral mullion connection to adjacent door where feasible.  T.B.D.

IX.                                ACOUSTICAL CEILING

a.                                       “Armstrong,” silhouette, #7601 Series heavy duty, 24” X 24” X narrow face 9/16” with 1/4 “ reveal, heavy duty ceiling grid system, white, finish.

b.                                      “Armstrong,” Cirrus ceiling, #589, beveled tegular, 24” X 24” X 5/8” white.

c.                                       New common grid start point for each floor/building.  Verify field condition at each suite.

X.                                    FLOOR COVERING (to be confirmed)

a.                                     Carpet — Design Weave, Windswept Esq. 30 oz. cut pile carpet installed over manufacturer recommended 5/16” Nova pad.

b.                                    Vinyl composition tile — “Armstrong” Imperial Texture Standard Excelon 12”x12”x1/8” gauge tile.

c.                                     Colors to be selected by tenant from building standards.

XI.                                RUBBER BASE

a.                                       4” high rubber base “Burke” or equal (where 4” high base previously existing).  V.I.F.

al.                                    Alternate: 2-1/2 high rubber base “Burke” or equal (where 2-1/2” high base previously existed).  V.I.F.

b.                                      Straight carpet base at carpet over pad installation (where no imperfections on existing remaining walls exist.).  V.I.F.

b1.                                Alternate: Coved carpet base at carpet over pad installation (where imperfections on existing remaining walls existing that may ‘telescope’ through straight carpet base).  V.I.F.

c.                                       Coved topset base at glue down carpet installation or VCT flooring installation.

d.                                      Colors to be selected by tenant from building standards.

XII.                            PAINTING

a.                                       Paint — one specified primer coat plus two flat finish coats, “Dunn Edwards” flat interior latex paint

a1.                                 Alternate Accent Paint: One specified primer coat plus ± two flat finish coats to cover, “Dunn Edwards” flat interior latex paint

a2.                                 Alternate (Optional) Paint: Requires skim coat at wall surfaces, one specified primer coat plus two eggshell finish coats, “Dunn Edwards” eggshell finish interior latex enamel (optional at restrooms, kitchens).

b.                                      All interior walls and any gypsum board ceiling soffits.

c.                                       Colors to be selected by Tenant from building standards.

XIII.                        WALLCOVERING — OPTIONAL UPGRADE

a.                                       “Tower” Sandstorm, stipple type II vinyl wall covering, 53/54” wide.

al.                                    Alternate: “Versa” Dilino, type II vinyl wall covering, 53/54” wide.

a2.                                 Alternate: “Maharam” Tek Wall index #395770 100% polyolefin, class A, fabric wall covering, 54” wide.

b.                                      Boyd trim BT-200-BA, bright aluminum trim at outside termination corners.

c.                                       Colors to be selected by Tenant from standards.

XIV.                        WINDOW COVERINGS

a.                                       Existing window covering; 1” horizontal mini blinds.

b.                                      Color- existing; dark bronze.

XV.                            SIGNAGE (Through Property Management)

a.                                       Building standard ground floor directory tenant identification/suite number strip.

b.                                      Building standard tenant identification/suite number sign adjacent to corridor entry door.

c.                                       Copy/Text to be provided by Tenant.

XVI.                        FLUORESCENT LIGHT FIXTURES (design by PLH & Associates)

a.                                       Light Fixture- “Lithonia” 2PM3N Paramax 2’ x 4’ x 3” deep 18 cell parabolic aluminum louver, 3 lamp T-8 fluorescent, with air return feature.  (Matching 2’ x 2’ x 3” deep 9 cell fixture is also an acceptable alternate for restricted fit areas).  Lamp: F032/741.

b.                                      Seismic wires per code.

c.                                       Downlight (optional/upgrade) — “Lithonia” Lighting 6” diameter recessed commercial compact fluorescent.  AFV 26TRT 6AR LD GEB with clear alzak reflector.  Lamp: CF26DT/E/IN/841.

d.                                      Wall washer (optional/upgrade) — “Lithonia” Lighting 6” diameter recessed commercial compact fluorescent.  AFVW 26TRT 6AR LD GEB with clear alzak cone.  Lamp: CF26DT/E/lN/841.

d1.                                Alternate Wall washer (optional/upgrade) — “Lithonia” lighting low voltage wall washer, with clear trim and semi diffused reflector.  #DLV-ADJ-MR16-4AC-T30-LD-277-TRW, with 50 W.  MR16 lamp and dimmer switch.

XVII.                    EXIT SIGNS (design by PLH & Associates)

a.                                       Exit light - “Lithonia” Precise Collection” edge lit exits LRP.  Recessed mount, led lamps, white housing, green letters on white background.  LRP-W-1GW/2GW-120/277-ELNSD

b.                                      Quantity as required per code.

c.                                     Directional face and arrows as shown on plan.

XVIII. LIGHT SWITCH ASSEMBLY (design by PLH & Associates)

a.                                       “Leviton” Décora #5600 Series, or equal, double toggle override switch and cover plate with ceiling mounted motion sensor in open areas.

b.                                      Switches paired in double gang box per Title 24 Energy requirements.

c.                                       Color: white.

d.                                      Lighting sensor controls: Uneco model #SOM-10-2 wall mounted “a,b” switch sensor for dual level in private offices, rooms and conference, etc.

dl.                                   Alternate Lighting sensor controls, ceiling mounted:

•                                          One way motion sensor with switch pack (Novitas #01-100); coverage from 500-900 S.F. (or approved equal by Unenco); (Novitas #01-160); coverage less than 500 S.F.  (or approved equal by Unenco)

•                                          Two way motion sensor with switch pack (Novitas #01-110) (or approved equal by Unenco)

•                                          Two way corridor motion sensor with switch pack (Novitas #01-190) (or approved equal by Unenco).

XIX.                       ELECTRICAL POWER WALL OUTLET (design by PLH & Associates)

a.              “Leviton” Decora #5600 Series, 15 amp, 120 volt, duplex receptacle, and cover plate.

b.             Mounted vertically 18” A.F.F. to center line or outlet, on interior partitions.

c.              Color: white.

XX.                           VOICE/DATA WALL OUTLET

a.              Single gang J-Box or P-Ring in wall - mounted vertically at 18” A.F.F. to center line of outlet, on interior partitions.

b.             3/4” metal conduit to terminate 6” above ceiling line with pull string.

c.              Cover plate, connector, and Teflon coated plenum rated cable by Tenant’s own voice/data consultant.

d.             Color: white, to match building standard.

XXI.                       FIRE SPRINKLERS (Design by Sub-Contractor)

a.              Semi-recessed head, with flush-mounted escutcheon, white finish.

b.             Drop heads from existing distribution, or relocate as required.

c.              Engineering as required, quantity as required by code.

d.             Center heads in 2 x 2 ceiling tile.

XXII.                   FIRE EXTINGUISHER

a.              Semi-recessed cabinet, with standard extinguisher.

al.           Alternate: Surface mounted on wall bracket, with standard extinguisher.

b.             Quantity and signage as required by code/Fire Marshal.

c.              Finish to match adjacent wall in satin acrylic enamel.

XXIII. FIRE LIFE SAFETY (Design by Proprietary Engineer/Sub-Contractor)

a.              Smoke detector; Color - White

b.             Speaker; Color- White

c.              Strobe; Color - White

d.             Quantity as required by code.

XXIV. HEATING AND AIR CONDITIONING DISTRIBUTION (Design by RPM Engineers, Inc.)

a.              2’ x 2’ supply air register, white finish.

b.             2’ x 2’ perforated return air grilles, white finish.

c.              Smoke Fire Dampers for use in any fire rated walls and ceilings.  Size as required for duct opening, or as required for return air.

XXV. BUILT-IN/MILLWORK - OPTIONAL UPGRADE (Tenant Development)

a.              Millwork - cabinets to be W.I.C. custom standard flush overlay construction with accessible 4” wide wire pull hardware to match building standard hardware finish.  (Polished Chrome).

b.             Plastic Laminate Exterior use: Nevamar, Wilsonart, or Formica.

c.              Kortron/Melamine interiors use: white or black.

XXVI. PLUMBING FIXTURE - OPTIONAL UPGRADE (Design by RPM Engineers, Inc.)

a.              Sinks/faucet accessible single basin or double basin stainless steel sink, use: Just.  Chrome mixing valve faucet, use Symmetry S-23 or approved equal.

b.             “Hot Aqua” Insta-Hot water heater, (Model #69-277.) on coffee/lunch room sinks; cold water only at wet bars in offices/conference rooms.

b1.       Alternate: Chronomite S901/277 on coffee/lunch room sinks; cold water only at wet bars in offices/conference rooms.

b2.       Alternate: “Hot Aqua” Insta-Hot water heater.  Mode (Model #69-277) where dishwasher occurs.

c.              Garbage disposal at sink.  Use Insink-Erator stainless steel ISE #333 115v.

XXVII. APPLIANCES - OPTIONAL UPGRADE (Tenant development)

a.              Under counter refrigerator - mid level “Whirlpool” or “G.E.”

b.             Dishwasher - mid level “Askco”, “Whirlpool”, or “G.E.”.

c.              Colors to be selected by Tenant from standards.

NOTE: Items listed on the above standards are not used for all tenant space build-outs.  Items identified as “alternate” indicating a variation may occur on this element depending on location (building/floor), or condition of existing space, or optional elements desired with a specific tenant.

EXHIBIT 3

(Above Standards)

The following describes the above standard tenant improvement construction requirements for IGN/GameSpy office space:

I.                                         WALL FINISHES

A. Provide Continuous (Frameless) Dry Erase Wallcovering	Approx. LF. 292
Without Frame Where Specified On Plan.
Full Height
Manufacturer:	Walltalkers
Product:	Erase Rite Er50
Color:	White
Surface Gloss:	Low
Height:	Walltalker material to be full height on three walls of conference and related rooms

II. DOORS/SIDELIGHTS

A. Tenant Interior Door Assembly - Single with Integral Sidelight (Office/Med. Conference Rooms)

One 3’-O” x 8’-10” x 1-3/4” solid core flush, custom grade rift (comb) cut oak veneer with matching stiles (Bld’g Std.), non-fire rated.  Door frame to be black finish by Western Integrated 300 series.  1’-6” x Full Height aluminum sidelight by Western Integrated.  Provide clear, tempered glass panel, thickness per local codes.  Sidelights shall be 24 inches in width.

III. ELECTRICAL

LIGHT FIXTURES

A. Recessed Indirect/Direct Fluorescent: 2’x 4’ with (3) 32 watt T-8 lamps.

Mfg: Lightolier model # CFH2GPW332.  Provide one fixture every 80 SF of office space.  Provide sensors throughout or connect with building energy management system, if available.  Install per California Title 24 energy standards.  Provide override switching at conference rooms.

Approx.NO.  125

B. Undercabinet: Lightolier 1-7/8” low profile under cabinet light fixture - Taskmaster II - TCU40W 120S0 (or similar).  Approx.NO.  8

C. Accent Pendants: Where Specified On Plan, To Be Mounted As Specified On

Plan. Heights May Vary.
Manufacturer:	Forecast Lighting
Product:	#F5026-19
Style:	Wishes
Finish:	Black
Glass:	Handcrafted Amber Cirrus 1-Med. 75 Watt Approx.NO. 10

D. Conference Room Pendant

Manufacturer:	Forecast Lighting
Product:	Linear Perflyte Lp Series 8’ Long
Style:	Lp-4 9” Semi-Pert
Finish:	White	Approx.NO. 2

E. Downlight: Lithonia Lighting 6” diameter recessed commercial compact fluorescent.

AFV-26TRT-6AR-LD-GEB with clear alzak reflector.  Lamp: CF26DT/EIIN1841 Approx.NO.  30

F. Wallwasher: Lithonia Lighting 6” diameter recessed commercial compact fluorescent.

AFVW-26TRT-6AR-LD-GEB with clear alzak cone.  Lamp: CF26DTIEIIN1841 Approx.NO.10

FLOOR OUTLETS

A. Landlord shall floor mount electrical and data outlets for boardrooms/conference rooms (adequate number for size of room).

EMON METERS

A. Landlord shall pay for 2 Emon meters.

IV. HVAC

A. Server Room: Provide 5-Ton, 24-Hr. A/C unit at Server Room, mounted flush in the acoustical ceiling, located in hallway directly outside Server Room (A/C unit to be above grid). Provide protective condensation drip pan below. Drain to building waste or per local code requirement. All water supplies and/or drain lines to be routed around Server Room. Provide structural and vibration isolation supports. Redundancy is not required.

V. MILLWORK AND PLUMBING

A. Coffee Bar/Equipment/Appliances

Equipment to include Sink/Faucet single basin stainless steel sink, “Hot Aqua” Insta-Hot water heater (model #69-277), Garbage Disposer, (2 cold water lines required- one for ice maker in refrigerators and one for coffee maker). Appliances not included.

VI. PAINTING

A. Painted walls are to receive two coats with an eggshell finish, and four colors of accent paint throughout the space.

VII. CEILING PROJECTOR

A. Structural support for one ceiling mounted projector shall be provided.

B. Provide ceiling recessed projection screens (not to exceed 3) with conduit power switch.

VII. CARD READER

A. Landlord shall provide one electronic card reader at the main entry door to the Premises to be used to gain access to the premises.

VIII CARPET

A. 32 oz carpet to be agreed to by Landlord and Tenant and not to exceed $22.00 psy in cost.

B. Reception/Lobby Desk: Provide allowance for “U” shaped millwork reception desk constructed of vertical stain grade veneer exterior and melamine interiors according to WIC custom grade standards.  Front transaction counter to be designed with a section of raised 1/2” thick glass.  Work surface countertop to be constructed of plastic laminate.  Includes two pedestal files on either end of “U” shaped desk, each with box/box/file configuration.  Underside of desk to have wire management troughs with grommets to work surface in three locations.  Provide electrical access for wall mounted power/data feeds per electrical notes per Section VII.  Design to be mutually agreed upon.

Exhibit E

Addendum to Standard Office Lease (the “Lease”)
dated the 12th day of October, 2004 Between
The Realty Associates Fund VI, LP. (“Landlord”) and
1GN Entertainment, Inc. (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease.  If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.  Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

1.                                       Abatement of Rent.  Landlord hereby agrees to waive the Base Rent due for the first through the fourth months of the initial Lease term.  No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be.

2.                                       Option to Extend.  Landlord hereby grants to Tenant the option to extend the term of the Lease for one (1) five (5)-year period (the “Extension Option”) commencing when the initial lease term expires upon each and all of the following terms and conditions:

(a)                                  Tenant shall give to Landlord on a date which is prior to the date that the option period would commence (if exercised) by at least two hundred seventy (270) days, an irrevocable written notice of the exercise of the option to extend the Lease for said additional term (a “Tenant Extension Notice”), time being of the essence; provided, however, in the event Tenant shall give written notice of the exercise of the option to extend the Lease more than two hundred seventy (270) days prior to the date that the option period would commence (an “Early Exercise”), the determination of Market Rent for the option period shall commence on the date that is two hundred seventy (270) days prior to the date that the option period would commence (the “Determination Date”).  Landlord shall make its initial determination of Market Rent (as described in the first sentence of Section 2(e) below) within fifteen (15) days following the Determination Date.  If said notification of the exercise of said option is not so given and received, this option shall automatically expire.

(b)                                 All of the terms and conditions of the Lease except where specifically modified by this section shall apply.

(c)                                  The monthly Base Rent payable during the option term shall be the Market Rate on the date the option term commences.

(d)                                 The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building in the Irvine/Costa Mesa area would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; (vi) the amount of any tenant improvement allowance being provided by landlord’s to similar tenants, (viii) the presence or absence of leasing commissions and the amount thereof and (viii) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance.  The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments.  The Market Rate shall be the Market Rate in effect as of the beginning of the option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the option period.

(e)                                  If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment.  Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises its Extension Option.  Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental.  In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.  In the event that Landlord fails to timely generate the initial notice of Landlord’s opinion of the Market Rate, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental.  In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

(i) LANDLORD AND TENANT SHALL MEET WITH EACH OTHER WITHIN FIVE (5) BUSINESS DAYS AFTER THE OUTSIDE AGREEMENT DATE AND EXCHANGE THEIR SEALED ENVELOPES AND THEN OPEN SUCH ENVELOPES IN EACH OTHER’S PRESENCE.  IF LANDLORD AND TENANT DO NOT MUTUALLY AGREE UPON THE MARKET RATE WITHIN ONE (1) BUSINESS DAY OF THE EXCHANGE AND OPENING OF ENVELOPES, THEN, W1TH1N TEN (10) BUSINESS DAYS OF THE EXCHANGE AND OPENING OF ENVELOPES, LANDLORD AND TENANT SHALL AGREE UPON AND JOINTLY APPOINT A SINGLE ARBITRATOR WHO SHALL BY PROFESSION BE AN INDEPENDENT REAL ESTATE BROKER OR AGENT NOT ASSOCIATED WITH LANDLORD OR TENANT WHO SHALL HAVE BEEN ACTIVE OVER THE FIVE (5) YEAR PERIOD ENDING ON THE DATE OF SUCH APPOINTMENT IN THE LEASING OF OFFICE BUILDINGS SIMILAR TO THE PREMISES IN THE GEOGRAPHICAL AREA OF THE PREMISES.  NEITHER LANDLORD NOR TENANT SHALL CONSULT WITH SUCH BROKER OR AGENT AS TO HIS OR HER OPINION AS TO THE MARKET RATE PRIOR TO THE APPOINTMENT.  THE DETERMINATION OF THE ARBITRATOR SHALL BE LIMITED SOLELY TO THE ISSUE OF WHETHER LANDLORD’S OR TENANT’S SUBMITTED MARKET RATE FOR THE PREMISES IS THE CLOSEST TO THE ACTUAL MARKET RATE FOR THE PREMISES AS DETERMINED BY THE ARBITRATOR, TAKING INTO ACCOUNT THE REQUIREMENTS FOR DETERMINING MARKET RATE SET FORTH HEREIN.  SUCH ARBITRATOR MAY HOLD SUCH HEARINGS AND REQUIRE SUCH BRIEFS AS THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, DETERMINES IS NECESSARY.  IN ADDITION, LANDLORD OR TENANT MAY SUBMIT TO THE ARBITRATOR WITH A COPY TO THE OTHER PARTY WITHIN FIVE (5) BUSINESS DAYS AFTER THE APPOINTMENT OF THE ARBITRATOR ANY MARKET DATA AND ADDITIONAL INFORMATION SUCH PARTY DEEMS RELEVANT TO THE DETERMINATION OF THE MARKET RATE (“RR DATA”), AND THE OTHER PARTY MAY SUBMIT A REPLY IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF SUCH RR DATA.

(ii)                                  THE ARBITRATOR SHALL, WITHIN THIRTY (30) DAYS OF HIS OR HER APPOINTMENT, REACH A DECISION AS TO WHETHER THE PARTIES SHALL USE LANDLORD’S OR TENANTS SUBMITTED MARKET RATE AND SHALL NOTEFY LANDLORD AND TENANT OF SUCH DETERMINATION.

(iii)                               THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON LANDLORD AND TENANT.

(iv)                              IF LANDLORD AND TENANT FAIL TO AGREE UPON AND APPOINT AN ARBITRATOR, THEN THE APPOINTMENT OF THE ARBITRATOR SHALL BE MADE BY THE PRESIDING JUDGE OF THE ORANGE COUNTY SUPERIOR COURT, OR, IF HE OR SHE REFUSES TO ACT, BY ANY JUDGE HAVING JURISDICTION OVER THE PARTIES.

(v)                                 THE COST OF THE ARBITRATION SHALL BE PAID BY LANDLORD AND TENANT EQUALLY.

3.                                       Right of Refusal.

(a)                                  The Space.  For purposes of this Addendum section, the “Right of Refusal Space” shall mean any leasable space that satisfies both of the following criteria: (i) the space is on the second floor of the Building and (ii) Landlord has elected to market the space for lease.  This right of refusal shall be subject to Landlord’s right, in Landlord’s sole discretion, to elect to renew or extend the lease of any tenant occupying all or part of the Right of Refusal Space, whether or not such tenant has the legal right or option to renew or extend its lease.

(b)                                 Election Notice.  In the event that Landlord makes a bona fide written offer to a prospective tenant to lease all or part of the Right of Refusal Space (an “Offer”), Landlord shall deliver to Tenant the Offer (and such delivery shall constitutive a “Right of Refusal Notice”) and Tenant shall have five (5) business days after receiving the Right of Refusal Notice to irrevocably elect upon written notice to Landlord (the “Election Notice”) to lease the Right of Refusal Space that is the subject of the Offer (but not more or less space than is described in the Offer).  The Right of Refusal Space that is the subject of the Offer is hereinafter referred to as the “Additional Premises”.  The “Offer” may take the form of a nonbinding letter of intent containing basic business terms upon which the Additional Premises would be leased by Landlord to the third party tenant and the offer shall be executed by Landlord.

(c)                                  If Tenant Does Not Give Election Notice.  If Tenant does not give Landlord an Election Notice within the five (5) business day period, time being of the essence, Tenant shall be deemed to have waived its right to lease the Additional Premises and Landlord may proceed to lease the Additional Premises to the third party tenant on any terms and conditions desired by Landlord (whether or not the terms and conditions are similar to those contained in the Offer).  If Tenant does not elect to lease such Additional Premises, and Landlord does not enter into a lease with the third party tenant described in the Offer, Tenant’s right to lease such Additional Premises pursuant to this Addendum section shall apply to any later Offer received by Landlord from a new prospective tenant relating to the Additional Premises.  In addition, except as otherwise provided below, once the Additional Premises becomes vacant after the lease to the third party tenant terminates, Tenant’s right to lease such space pursuant to this Addendum section shall once again apply to such Additional Premises.

(d)                                 If Tenant Gives An Election Notice.

(i)                                     Generally.  If Tenant gives the Election Notice it shall be irrevocable and Tenant shall lease the Additional Premises on the terms and conditions set forth in the Offer.  If the Offer does not include all of the Business Terms (as defined below) or if the Business Terms are not clear from the Offer, Landlord and Tenant shall agree on the Business Terms, in each of their sole and absolute discretions, within ten (10) days after Tenant delivers to Landlord its Election Notice.  “Business Terms” shall mean (i) the rent payable for the Additional Premises, (ii) except as provided in (ii) below, the term of the lease of the Additional Premises (Landlord shall have no obligation to agree to a coterminous term), (iii) the modifications, if any, to the Additional Premises, (iv) the commencement date for the lease of the Additional Premises, (v) options to extend, (vi) signage, (vii) parking rights and (viii) other economic terms.  If Landlord and Tenant are unable to agree on the Business Terms within such ten (10) day period, time being of the essence, Tenant’s right to lease the Additional Premises shall automatically expire and Tenant shall have no further right to lease the Additional Premises except as provided in (c) above.  Except for the Business Terms, all of the terms and conditions for the lease of the Additional Premises shall be the same as the terms and conditions of this Lease.

(ii)                                  If Three or More Years Remain in Lease Term.  If at the time the term of the lease of the Additional Premises will commence there are three (3) or more years remaining in the term of the Lease, notwithstanding anything to the contrary contained in the Offer, the term of the lease of the Additional Premises shall be coterminous with the term of the Lease.  If there are not three (3) or more years remaining in the term of the Lease as of the time the term of the lease of the Additional Premises will commence, and Tenant has not previously exercised the Extension Option, Tenant may concurrently with its delivery of the Election Notice to Landlord also provide Landlord with a Tenant Extension Notice.  If Tenant provides the Tenant Extension Notice to Landlord, the

Tenant Extension Notice shall be irrevocable and the term of the lease for the Additional Premises shall be coterminous with the term of the Lease.  If pursuant to this Addendum section the term of the lease for the Additional Premises will be less than the term of the lease of the Additional Premises originally proposed in Landlord’s Offer, then any tenant improvement costs or allowances and any free rent and similar concessions included in the original Offer shall be reduced proportionately based on the reduced term.  For example, if Landlord’s original Offer proposed a five (5) year lease term, a $25 tenant improvement allowance and five (5) months of free rent, and only three years remain in the term of the Lease, the term of the lease of the Additional Premises would be coterminous (i.e., three years), the tenant improvement allowance would be reduced to $15 and the free rent would be reduced to three (3) months.

(e)                                  Option Term.  This Right of Refusal shall be of no force or effect during the term of the Extension Option, and Tenant shall have no right to exercise its Right of Refusal during the term of the Extension Option.

4.                                       Option to Terminate.

(a)                                  Termination Date.  Tenant shall have the option to terminate this Lease (the “Termination Option”) upon not less than one hundred eighty (180) days advance written notice to Landlord (a “Termination Notice”) at any time after the last day of the third year of the initial term of this Lease (I.e., Tenant may give a Termination Notice at any time, but the Termination Date (as defined below) may not occur prior to the last day of the third year of the initial term of this Lease).  The Termination Notice shall be irrevocable and shall include the date that the Lease will terminate (the “Termination Date”).  This Termination Option shall be of no force or effect during the term of the Extension Option and Tenant shall have no right to terminate the Lease pursuant to this Addendum section during the term of the Extension Option.  The terms and conditions of section 27 of the Lease shall apply to the Termination Option.  In addition, the Termination Option is granted subject to the following terms and conditions:

(i)                                     Termination Payment.  Tenant shall pay to Landlord concurrently with its delivery to Landlord of the Termination Notice a cash termination payment (the “Termination Payment”) equal to the sum of the following amounts:

(A)                              The Base Rent due for the calendar month prior to the month in which the Termination Date will occur multiplied by three; and

(B)                                All of the Base Rent conditionally waived in accordance with Addendum section 1 above.

(C)                                The unamortized cost of the following amounts calculated as of the Termination Date.

(1)                                  All brokerage commissions paid or incurred by Landlord in connection with the initial consummation of this Lease; plus

(2)                                  The cost of all tenant improvement work (and all architectural and space planning fees associated therewith) paid or incurred by Landlord to finance the construction of the Improvements (as defined in the Work Letter Agreement attached to the Lease as Exhibit ”D”)); plus

The amounts described in (C)(1), (2) and (3) above shall be amortized on a straight line basis over the initial five (5) year term of the Lease.  If Tenant fails to deliver the Termination Payment to Landlord with the Tenant Notice, time being of the essence, Tenant’s written notice to Landlord electing to exercise the Termination Option shall be void and of no force and effect.  Tenant shall have the right to provide a written request to Landlord specifying a proposed Termination Date, and requesting Landlord’s calculation of the Termination Payment, and within thirty (30) days after receiving Tenant’s request, Landlord shall provide Tenant with its calculation of the Termination Payment as of the proposed Termination Date.

(b)                                 Terms.  If Tenant timely and properly exercises a Termination Option, (i) Base Rent, Tenant’s Share of Operating Expense increases and all other charges payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the applicable Termination Payment); (ii) neither party shall have any rights, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the expiration or termination of the term of this Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (iv) at Landlord’s option, Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option.

5.                                       Parking.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay the following amounts for its unreserved parking spaces during the initial term of the Lease:

(a)                                  During the first six (6) months of the initial term of this Lease, Tenant shall not be obligated to pay for the use of its unreserved parking spaces;

(b)                                 From month seven (7) through month thirty (30) of the initial term of this Lease, Tenant shall pay Thirty Five and 00/100 Dollars ($35.00) for each unreserved parking space; and

(c)                                  From month thirty one (31) through month sixty (60) of the initial term of this Lease, Tenant shall pay Forty and 00/100 Dollars ($40.00) for each unreserved parking space.

During the term of the Extension Option, Tenant shall pay a fair market parking rate for its unreserved parking spaces, and the fair market parking rate shall be determined as part of the Market Rate analysis.

6.                                       Operating Expenses - List of Exclusions.  Notwithstanding anything to the contrary contained in the Lease, Operating Expenses shall be defined so as to exclude the following:

(a)                                  all costs associated with any disputes pertaining to Landlord’s ownership of the Building or with any mortgagee and costs of selling, syndicating, financing, mortgaging, hypothecating any of Landlord’s interest in the Building;

(b)                                 all costs (including permit, license and inspection fees) incurred in order to construct tenant improvements in space to be occupied exclusively by tenants or in renovating or redecorating vacant space which is intended for the exclusive occupancy by tenants in the future, including the cost of alterations or improvements to the Premises;

(c)                                  leasing commissions and attorney fees incurred in connection with leasing space in the Project to tenants;

(d)                                 all reserves, including reserves for equipment or capital replacement;

(e)                                  depreciation and amortization of the Building;

(f)                                    interest on debt or amortization payments on any mortgages or deeds of trust or any other debt instrument encumbering the Building;

(g)                                 bad debt loss, rent loss, or reserves for bad debt or rent loss;

(h)                                 costs of services, supplies or other materials provided by Landlord or its affiliates to the extent that the cost of such services, supplies or materials exceeds the fair market value of such services, supplies or materials;

(i)                                     advertising and promotional costs;

(j)                                     Landlord’s income taxes, inheritance taxes and estate taxes;

(k)                                  the cost of repairs or other work undertaken by reason of fire, windstorm or other casualty to the extent that Landlord actually receives reimbursement for such costs from insurance proceeds (except that insurance deductibles shall be included in Operating Expenses subject to the limitation contained in section 4.2(c) of the Lease);

(l)                                     costs of repair or replacement for any item covered by a warranty if the cost of repair is actually reimbursed to Landlord by the entity providing the warranty;

(m)                               costs for which Landlord actually receives reimbursement by its insurance carrier or by any tenant’s insurance carrier;

(n)                                 fines, costs, penalties or interest resulting from the negligence or willful misconduct of the Landlord;

(o)                                 rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building;

(p)                                 costs, fees, dues, contributions or similar expenses for political or charitable organizations (Operating Expenses shall include the cost of fees and dues of industry associations);

(q)                                 costs of remediating any Hazardous Substance contamination not caused by Tenant;

(r)                                    costs, fines or penalties incurred due to violations by Landlord of any governmental rule, regulation or order; and

(s)                                  rental payments and related costs for capital equipment and improvements which, if not rented, would be excluded as a capital improvement or replacement

If, in any calendar year following the Base Year, (a “Subsequent Year”), a new expense item (e.g. earthquake insurance) is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year.  During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted.  However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.  Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year.  The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included.  However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount of said expense item currently incurred shall be included in the Base Year Operating Expenses by being added back to the Base Year Operating Expenses.  All taxes that can be paid by Landlord in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Real Property Taxes except in the year in which the assessment is actually paid.  Landlord shall not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of 100% of the Operating Expenses actually paid by Landlord in connection with the operation of the Project (inclusive of any management fee whether paid to Landlord or a third party), and Landlord will not “double recover” any Operating Expenses.

7.                                       Satellite Dish.  Concurrently with the execution of this Lease, Landlord and Tenant shall execute the Satellite Dish License Agreement attached hereto as Exhibit 1.

8.                                       Real Property Taxes — Prop. 8 Reduction.  If Landlord believes that the base year market value of the Project for purposes of Proposition 13 is greater than the market value of the Project in any subsequent year, Landlord shall have the right, but not the obligation, to request that the Project be assessed for real property taxes based on its current market value (hereinafter a “Prop. 8 Reduction Request”).  If Landlord elects to file a Prop. 8 Reduction Request for the 2005 tax year, and Landlord is successful in obtaining a reduction in the market value of the Project for the 2005 tax year, any tax savings realized by Landlord in the 2005 tax year shall not reduce Base Year Real Property Taxes, and Base Year Real Property Taxes shall be the Real Property Taxes that would have been assessed against the Project had no Prop. 8 Reduction occurred in the 2005 tax year.

9.                                       Holdover Rent Payments.

(a)                                  Definitions.  The following definitions shall apply to this Addendum section:

(i)                                     “Existing Landlord” shall mean the landlord from whom tenant currently leases office space, and whose space will be vacated by Tenant so it can occupy the Premises.

(ii)                                  “Existing Lease” shall mean Tenant’s current written lease with the Existing Landlord.

(iii)                               “Delay Conditions” shall mean the occurrence of all of the following on any one day after January 14, 2005: (A) Landlord has failed to tender possession of the Premises to Tenant in accordance with section 3.4 of the Lease, (B) the delay in delivering possession of the Premises to Tenant is due to Landlord Delay and (C) the Existing Landlord is charging a Daily Holdover Rent Percentage.

(iv)                              A “Landlord Delay Day” shall mean every day between January 14, 2005 and the date that Landlord tenders possession of the Premises to Tenant in accordance with section 3.4 of the Lease that all of the Delay Conditions exist.

(v)                                 “Tenant’s Existing Daily Base Rent” shall mean the base rent payable by Tenant under the Existing Lease for the Existing Premises for the last month of the term of the Existing Lease (i.e., the last month before Tenant begins holding over in the Existing Premises) divided by thirty.

(vi)                              “Daily Holdover Rent Percentage” shall mean the percentage increase on any given day between Tenant’s Existing Daily Base Rent and the daily base rent charged by the Existing Landlord for each day after January 14, 2005 that the Delay Conditions exist.  No Daily Holdover Rent Percentage shall be deemed to exist for any day after January 14, 2005 where the Existing Landlord does not charge Tenant base rent that is greater than Tenant’s Existing Daily Base Rent.  Tenant shall use good faith efforts to minimize the payment by Tenant of holdover rent in excess of the Tenant’s Existing Daily Base Rent.  No Daily Holdover Rent Percentage shall be deemed to exist unless Tenant provides Landlord with a written invoice from the Existing Landlord showing the increased base rent the Existing Landlord has legally charged to Tenant during the applicable period.  For example, if Tenant’s Existing Daily Base Rent is $100 per day, and due to Tenant’s holdover the Existing Landlord has increased the base rent payable by Tenant on January 17, 2005 to $150 per day, the Daily Holdover Rent Percentage for January 17, 2005 would be 50%.

(vii)                           “Landlord Delay” shall mean delay in completion of the Improvements (as defined in the Work Letter Agreement) beyond January 14, 2004 due to delays in obtaining building permits for the Improvements or delays resulting from the actions or inactions of Landlord, its space planners, architects and contractors.  Landlord Delay shall not include Tenant Delay (as defined in the Work Letter Agreement or Lease).

(vii) An “Early Occupancy Day” shall mean one day each time the Daily Holdover Rent Percentage equals 100%.  For example, assume that January 17 through January 31 are all Landlord Delay Days and that the Daily Holdover Rent Percentage for all of these days is 50%.  In this event, the total number of Early Occupancy Days between January 17 though January 31 would be 7 (15 days times .5 equals 7.5 - there shall be no partial Early Occupancy Days).

(b)                                 Early Occupancy.  For each Early Occupancy Day, the term of the of the Lease shall be extended for one (1) day and Tenant shall be entitled to occupy the Premises for one day without payment of Base Rent.  The Early Occupancy Days shall be the first days of the term of the Lease.  For example, assume that the Landlord tenders possession of the Premises to Tenant in accordance with section 3.4 of the Lease on February 1, 2005, that eight of the days between January 16, 2005 and February 1, 2005 are Landlord Delay Days and that the Daily Holdover Rent Percentage for all of the Landlord Delay Days is 25%.  In this event, Tenant would be entitled to two Early Occupancy Days, the term of the Lease would be extended for two days and Tenant would not be obligated to pay Base Rent to Landlord for the first two days of Tenant’s occupancy of the Premises.  After the Early Occupancy Days, Tenant would continue to be entitled to receive all of the abated Base Rent described in Addendum section 1 above.  Except for Tenant’s obligation to pay Base Rent, all of the terms of the Lease shall apply to Tenant’s use of the Premises during each Early Occupancy Day.

(c)                                  Amendment of Lease.  At Landlord’s option, within ten (10) days after written request by Landlord, Tenant shall enter into a written amendment of the Lease to memorialize the extension of the term of the Lease as provided above.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD:

The Realty Associates Fund VI, L.P., a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts
limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware
limited liability company, manager

		By:	Realty Associates Advisors Trust, a
Massachusetts business trust, sole member

			By:	/s/ Scott W. Amling
Scott W. Amling
Regional Director

By:	Realty Associates Fund VI Texas Corporation,
a Texas Corporation, a Texas general partner

	By:	/s/ Scott W. Amling
Scott W. Amling
Regional Director

TENANT*:

IGN Entertainment, Inc., a Delaware corporation

By:	/s/ Michael J. Sheridan

Michael J. Sheridan
(print name)

Its:	CFO
(print title)

By:	/s/ Mark Jung

Mark Jung
(print name)

Its:	CEO
(print title)

*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit 1

LICENSE AGREEMENT
(Satellite Dish)

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of this                   day of                     , 2004, by and between The Realty Associates Fund VI, L.P., a Delaware limited partnership, (the “Licensor”) and IGN Entertainment, Inc., a Delaware corporation (the “Licensee”).

RECITALS

A.                                   Licensee has entered into that certain Standard Office Lease (“Lease”) with Licensor for the lease of Suite 200 (the “Premises”), 3070 Bristol Street, Costa Mesa, California (the “Building”).

B.                                     Licensee desires to obtain the nonexclusive license to use a portion of the roof of the Building (the “Roof’) to operate a satellite dish to receive radio transmissions.  Licensor is willing to permit Licensee to place a satellite dish on the Roof on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.                                       Satellite Dish.  Except as otherwise provided herein, Licensee shall have the nonexclusive right to install, operate and maintain on the Roof, at Licensee’s sole cost and expense, a satellite dish (the “Dish”) complying with all of the specifications approved by Licensor, in Licensor’s sole discretion (the “Specifications”).  The Dish shall not require a source of electricity or other power on the Roof for its operation.  The right granted to Licensee hereunder is a nonexclusive license and is not a lease.

2.                                       Term.  Licensee’s right to operate and maintain the Dish shall automatically expire and terminate on the date that the term of the Lease expires or is otherwise terminated.

3.                                       Use.  Licensee shall only use the Dish to receive radio transmissions for Licensee’s use in the Premises.  No person or entity other than Licensee shall have the right to use or receive transmissions from the Dish.

4.                                       Location.  The Dish shall be installed at a location on the Roof selected by Licensor, in Licensor’s sole discretion, and Licensor shall have the right to require Licensee to relocate the Dish from time to time, at Licensee’s sole cost and expense.  Licensor makes no representation or warranty to Licensee that the location selected by Licensor on the Roof, from time to time, will be satisfactory to Licensee or will permit Licensee to receive the radio transmissions it desires to receive.

5.                                       Licensor’s Approval.  Prior to installing the Dish, Licensee shall submit to Licensor plans and specifications for the installation of the Dish prepared by a licensed engineer reasonably satisfactory to Licensor (the “Plans”).  The Plans shall be consistent with the Specifications and shall show the location of the Dish on the Roof, the location and type of all cabling, the way the Dish will be placed on the Roof and any other information requested by Licensor, in Licensor’s sole discretion.  Licensor shall have the right to require that the Dish not be visible from any location on the ground and/or that the Dish be screened in a manner satisfactory to Licensor, in Licensor’s sole discretion.  Licensor shall have the right to employ an engineer or other consultant to review the Plans and the reasonable cost of such engineer or consultant shall be paid by Licensee to Licensor within ten (10) days after demand.  Licensor may approve or reject all or part of the Plans, in Licensor’ reasonable discretion.  After Licensor has approved the Plans and prior to installing the Dish and any cabling, Licensee shall obtain and provide to Licensor: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, all of which Licensee shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be required by Licensor as hereinafter provided.  Any alteration or modification of the Dish or any associated cabling after the Plans have been approved shall require Licensor’s prior written approval, which may be given or withheld in Licensor’s sole discretion.

6.                                       Installation.

(a)                                  Installation and maintenance of the Dish shall be performed solely by contractors approved by Licensor, in its reasonable discretion.  Licensor’s may require Licensee to use a roofing contractor selected by Licensor to perform any work that could damage, penetrate or alter the Roof and an electrician selected by Licensor to install any cabling on the Roof or through the Building to the Premises.  Licensor may require anyone going on the Roof to execute in advance a liability waiver satisfactory to Licensor, in Licensor’s sole discretion.

(b)                                 Licensee shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Dish.  In addition, Licensee shall reimburse Licensor for all of its reasonable out-of-pocket costs incurred in reviewing Licensee’s Plans and monitoring the installation, maintenance and removal of the Dish.  Licensee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Licensee which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, or any interest therein.

7.                                       Roof Repairs.  Licensee acknowledges that Licensor may decide, in its sole discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”).  If Licensor elects to make Roof Repairs, Licensee shall, upon Licensor’s request, temporarily remove the Dish so that the Roof Repairs may be completed.  The cost of removing and reinstalling the Dish shall be paid by Licensee, at Licensee’s sole cost and expense.  Licensor shall not be liable to Licensee for any damages, lost profits or other costs or expenses incurred by Licensee as the result of the Roof Repairs.

8.                                       Removal of the Dish.  On the termination of this Agreement, Licensee shall remove the Dish and all associated cabling and repair any damages caused thereby, at Licensee’s sole cost and expense.  If Licensee does not remove the Dish on or before the date this Agreement terminates, Licensee hereby authorizes Licensor to remove and dispose of the Dish and associated cabling, and Licensee shall immediately reimburse Licensor for the costs and expenses it incurs in removing the Dish and associated cabling and repairing any damages caused thereby.  Licensee agrees that Licensor may dispose of the Dish and any associated cabling, in any manner selected by Licensor.

9.                                       Insurance.  Licensee shall maintain during the term of this Agreement such liability and property damage insurance covering the Dish, and such insurance shall comply with the requirements of Section 8.1 of the Lease.

10.                                 Indemnity and Licensor Liability.  Licensee’s indemnity in Section 21 of the Lease shall apply to Licensee’s installation, repair, use and removal of the Dish.

11.                                 Liability Under Lease.  Licensee’s liability under the Lease is not contingent or conditioned upon its ability to use the Dish and Licensee shall continue to be obligated to perform all of its obligations under the Lease if Licensor fails to perform its obligations under this Agreement or for some other reason Licensee is unable to use the Dish.

12.                                 Transfer of License.  This Agreement and the license granted hereunder may not be transferred or assigned by Licensee to any person or entity other than an Affiliate (as defined in the Addendum to the Lease) and any such transfer or assignment shall be void.

13.                                 Default by Licensee.  If Licensee fails to perform any of its obligations under this Agreement within ten (10) days after receiving written notice of such failure from Licensor, Licensor shall have the right, in addition to all other rights and remedies it may have under applicable law, to immediately terminate this Agreement.

14.                                 Default by Licensor.  Licensor shall not be in default under this Agreement unless Licensor fails to perform obligations required of Licensor within thirty (30) days after written notice by Licensee to Licensor, specifying wherein Licensor has failed to perform such obligation; provided, however, that if the nature of Licensor’s obligation is such that more than thirty (30) days are required for its cure, then Licensor shall not be in default if Licensor commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Licensee hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Licensor default.

15.                                 Estoppel Certificate.  Licensee shall from time to time upon not less than ten (10) days’ prior written notice from Licensor execute, acknowledge and deliver to Licensor a statement in writing certifying such information as Licensor may reasonably request.  The failure of Licensee to deliver such a statement within such time shall constitute a material default of Licensee hereunder and shall result in the immediate termination of this Agreement.

16.                                 Time of the Essence.  Time shall be of the essence with respect to Licensee’s obligations hereunder.

17.                                 Entire Agreement.  This Agreement contains the entire agreement between Licensor and Licensee with respect to the Dish.

18.                                 Successors and Assigns.  Subject to the limitations contained in section 12 above, the obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

19.                                 Notices.  All notices Licensor or Licensee desires to give based on this Agreement shall be given at the addresses and in accordance with the requirements of the Lease.

20.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the state in which the Premises is located.

21.                                 Recordation.  This Agreement shall not be recorded.

22.                                 Severability.  The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

23.                                 Amendments.  This Agreement may be modified in writing only, signed by the parties in interest at the time of the modification.

24.                                 Waivers.  No waiver by Licensor or Licensee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Licensor or Licensee of the same or any other provision.  Licensor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Licensor’s consent to or approval of any subsequent act by Licensee.

25.                                 Attorneys’ Fees.  If Licensor or Licensee brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment.

26.                                 Authority.  If Licensee is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Licensee, and each individual executing this Agreement on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of said entity, that said entity is duly authorized to enter into this Agreement, and that this Agreement is enforceable against said entity in accordance with its terms.  If Licensee is a corporation, trust, limited liability company, limited liability partnership or other partnership, Licensee shall deliver to Licensor upon demand evidence of such authority satisfactory to Licensor.

27.                                 Interpretation.  This Agreement shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Licensee because all or a portion of this Agreement was prepared by Licensor.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year first above written.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

LICENSOR:

The Realty Associates Fund VI, L.P., a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts
limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware
limited liability company, manager

		By:	Realty Associates Advisors Trust, a
Massachusetts business trust, sole member

			By:	/s/ Scott W. Amling

By:	Realty Associates Fund VI Texas Corporation,
a Texas Corporation, a Texas general partner

	By:	/s/ Scott W. Amling

LICENSEE*:

IGN Entertainment, Inc., a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)

*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit F

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Consent Agreement”) dated as of                        , 200     , is made with reference to that certain sublease (the “Sublease”) dated                                         , 200    , by and between                                               (“Tenant”), and                                             (“Sublessee”), and is entered into between the foregoing parties and                                             (“Landlord”), having an address at                                      , California, with reference to the following facts:

A.                                   Landlord and Tenant are the parties to that certain master lease (the “Master Lease”) dated as of                                                ,                , respecting certain premises (“Premises”) known as Suite(s)                   , located in the building (“Building”) located at                                  , California.

B.                                     Tenant and Sublessee wish to enter into the Sublease respecting the portion of the Premises described therein (the “Sublease Premises”).

C.                                     The Master Lease provides that Tenant may not enter into any sublease without Landlord’s prior written approval.

D.                                    Tenant and Sublessee have herewith presented the fully-executed Sublease to Landlord for Landlord’s approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.                                       Neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Sublessee any rights whatsoever against Landlord.  Landlord is not a party to the Sublease and shall have no liability to Tenant or Sublessee based on or arising out of the Sublease.  Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises shall be solely against Tenant.

2.                                       This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner.  This consent shall not be deemed Landlord’s consent to any further subleases.

3.                                       (a)                                  In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord’s option, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease.  Sublessee agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment.  Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, or (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord.  Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant.  Landlord shall have the right, in Landlord’s sole discretion, to elect not to have Sublessee attorn to Landlord and, in this event, the Sublease shall be deemed terminated on the date of Master Lease Termination and, Landlord shall have no obligation to permit Sublessee to continue to occupy the Premises.

(b)                                 “Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (i) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (iii) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise.

(c)                                  In the event of attornment hereunder, Landlord’s liability shall be limited to matters arising during Landlord’s ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Sublessee shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.  The liability of Landlord to Sublessee for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof).  Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) have any liability for the performance of Landlord’s obligations under this Consent or the Sublease.

4.                                       In addition to Landlord’s rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord’s notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.  Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Sublessee’s attornment pursuant to Section 3(a) hereof.

5.                                       Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease.  Any such act or omission shall also constitute a breach of this Consent Agreement and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.

6.                                       In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney’s fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

7.                                       This Consent Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith.  No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto.  This Consent Agreement may be amended only in writing, signed by all parties hereto.

8.                                       Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively.  Any party may change its address for notice by giving notice in the manner hereinabove provided.

9.                                       As a condition to the effectiveness of Landlord’s consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant’s delivery of an executed counterpart hereof,                                         Dollars ($                      ) in reimbursement of Landlord’s reasonable attorneys’ fees and administrative expenses incurred in connection with this Consent Agreement, as additional rent.  Landlord’s acceptance of such fee shall impose no duty on Landlord to approve to execute the Sublease.  Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

10.                                 Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, then Landlord may at any time hereafter declare all of its agreements in this Consent Agreement to be null and void and of no force and effect unless and until Landlord receives a counterpart of this Consent Agreement indicating approval thereof by any and all such guarantor(s), and their spouses (if any).

11.                                 Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

12.                                 Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant’s obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

IN WITNESS WHEREOF, the following parties have executed this Consent to Sublease as of the date first above written.

TENANT

By:

(print name)

Its:
(print title)

SUBLESSEE

By:

(print name)

Its:
(print title)

LANDLORD

By:

(print name)

Its:
(print title)

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (“Agreement”) is made and entered into as of the                        day of                                  200     , ,by and among                                        (“Assignor”),                                                         (“Assignee”), and                                             (“Landlord”), with reference to the following facts and circumstances:

A.                                   Landlord and Assignor are the landlord and tenant, respectively, under that certain Standard Industrial Lease (the “Lease”).  The Lease provides for Assignor’s lease of certain premises (the “Premises”) consisting of approximately         square feet of space located at                                            , California.

B.                                     Assignor desires to assign to Assignee all its right, title and interest in and to the Lease.  The Lease provides that Assignor may not assign the Lease without the prior written consent of Landlord, and Landlord is willing to consent to said assignment on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.                                       Assignment.  Effective on                                   , 200     (the “Effective Date”), Assignor hereby assigns, sells, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Lease and the Premises, including, without limitation, any prepaid rents and security deposits under the Lease.

2.                                       Acceptance.  Effective on the Effective Date, Assignee hereby accepts said assignment, sale, transfer and conveyance of the Lease and the Premises, and Assignee hereby covenants and agrees, for the benefit of Landlord and Assignor, to pay all rent and other sums payable by Assignor under the Lease from and after the Effective Date, and to keep, perform and be bound by all of the terms, covenants and conditions required to be performed by Assignor under the Lease from and after the Effective Date.

3.                                       Consent.  Landlord hereby consents to said assignment and assumption on the following terms and conditions (which terms and conditions are hereby approved by Assignor and Assignee by virtue of their execution of this Agreement):

(a)                                  Assignor shall remain liable for the payment and performance of all obligations of the tenant under the Lease, including, without limitation, the payment of all rent and other sums specified therein;

(b)                                 Nothing contained in this Agreement shall be construed to modify or amend the Lease in any manner or be deemed a waiver by Landlord of any terms or conditions of the Lease, including, without limitation, Landlord’s right to approve any subsequent assignment or subletting of the Lease or Premises; and

(c)                                  Assignor shall, concurrently with its delivery of an executed copy of this Agreement, pay the reasonable attorneys’ fees and costs incurred by Landlord in connection with this Agreement.

4.                                       Acknowledgment of No Defaults.  Assignor and Assignee acknowledge and agree that the Lease is in full force and effect and has not been amended or modified in any respect, that Landlord is not in breach or default in the performance of any of its obligations under the Lease, and that there is no fact or circumstance which, with the giving of notice or the passage of time or both, would constitute such a breach or default.

5.                                       Representation and Warranty.  Assignor and Assignee hereby represent and warrant to Landlord that the Premises will be used for purposes permitted by the Lease subsequent to the assignment and that no “Transfer Premium” (as that term is defined in section 16.6 of the Lease) will be payable by Assignee or earned by Assignor in connection with the assignment.  The foregoing representation and warranty shall survive the assignment and the execution and delivery of this Agreement.

6.                                       Consent of Guarantors.  Notwithstanding anything to the contrary set forth in this Agreement, if the Lease was guaranteed at the time of execution or at any time prior to this Agreement by any guarantor, then Landlord’s consent to the assignment shall be null and void and of no force and effect unless Landlord receives a counterpart of this Agreement indicating approval thereof by any and all such guarantors and their spouses, if any, in form and substance satisfactory to Landlord, to be delivered concurrently with Assignor’s execution of this Agreement.

7.                                       Waivers.  To the extent applicable, Assignor hereby waives its right to assert any defense to its liability under the Lease based on (a) Landlord’s failure to make any demand for performance or to give a notice of nonperformance to Assignor; (b) any defense based upon an election of remedies by Landlord under the Lease, including any election which destroys or impairs any right of subrogation, reimbursement or contribution which Assignor may have; and (c) any rights or benefits in favor of Assignor under Sections 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849 or 2850 of the California Civil Code, or any amendment to any of the foregoing statutes.  If all or any portion of the tenant’s obligations under the Lease are paid or performed, Assignor’s liability shall continue and remain in full force and effect in the event that all or any part of such payment or performance is subsequently avoided or recovered from Landlord as a preference, fraudulent transfer or otherwise.

8.                                       Notices.  All notices required or permitted to be given to the tenant under the Lease shall be given in accordance with the terms of section        to Assignee at the following address:

9.                                       Governing Law and Attorneys’ Fees.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (other than its rules and laws relating to choice of law), with venue in Los Angeles County, California.  If any party hereto commences an action against any other to enforce any of the terms hereof or to obtain damages for any alleged breach of any of the terms hereof, the losing party or parties agree to pay the prevailing party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by the prevailing party or parties, which amount shall be included as part of the judgment therein rendered.

10.                                 Preparation of Agreement.  Assignor and Assignee acknowledge and agree that Landlord has caused this Agreement to be prepared solely for Landlord’s benefit and has not undertaken to prepare this Agreement in a manner that addresses the legal or other concerns of Assignor and/or Assignee.  Landlord makes no representation or warranty to Assignee or Assignor concerning the legal effect of this Agreement or that this Agreement accurately reflects Assignor’s and Assignee’s agreement concerning the assignment of the Lease.  Assignor and Assignee acknowledge that they have been given the opportunity to have this Agreement reviewed by their respective legal counsel, and that they are solely responsible for (a) determining if this Agreement accurately reflects their agreement concerning the assignment of the Lease and (b) evaluating the legal and tax ramifications of entering into this Agreement.  If Landlord’s legal counsel assisted in the preparation of this Agreement, Landlord’s legal counsel represents Landlord only, has not provided any legal advice to Assignor or Assignee and makes no representation to Assignor or Assignee concerning the legal effect of this Agreement.

11.                                 Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the parties respective successors and assigns, subject to all restrictions contained in the Lease or this Agreement with respect to assignment, subleasing or other transfer.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, which are inconsistent herewith.  No amendment, modification or change herein will be effective unless Landlord shall have given its prior written consent thereto.  This Agreement may be amended only in writing, signed by all parties hereto.

IN WITNESS WHEREOF, the following parties have executed this Agreement as of the date first above written.

ASSIGNOR

By:

(print name)

Its:
(print title)

ASSIGNEE

By:

(print name)

Its:
(print title)

LANDLORD

By:

(print name)

Its:
(print title)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is entered into as of this 28th day of January, 2005 by and between The Realty Associates Fund VI, L.P., a Delaware limited partnership (“Landlord”), and IGN Entertainment, Inc., a Delaware corporation (“Tenant”), with reference to the following recitals.

RECITALS:

A.                                   On or about October 12, 2004, Landlord and Tenant entered into a Standard Office Lease (the “Lease”) for that certain premises commonly known as Suite 200 (the “Original Premises”), 3070 Bristol Street, Costa Mesa, California (the “Building”).

B.                                     Tenant now desires to lease from Landlord the space described in Exhibit A attached hereto (the “Expansion Space”).  The Expansion Space is comprised of approximately 6,669 rentable square feet of space.

C.                                     Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Commencement Date of Lease.  Landlord delivered the Original Premises to Tenant on January 28, 2005 in the condition required by section 3.4 of the Original Lease.  Notwithstanding anything to the contrary contained in the Lease, the Commencement Date (as defined in section 3.1 of the Lease) shall be February 1, 2005, and Tenant shall have the right to occupy the Original Premises without payment of any Base Rent from January 28, 2005 through January 31, 2005.

2.                                       Term of Lease.  Notwithstanding anything to the contrary contained in the Lease, the term of the lease of the Original Premises shall commence on February 1, 2005 and shall end on January 31, 2010.

3.                                       Definition of Premises.  On the date Landlord delivers possession of the Expansion Space to Tenant with the Improvements (as defined in the Work Letter Agreement attached hereto) substantially completed (the “Expansion Date”), the Original Premises shall include the Expansion Space.  From and after the Expansion Date, all references in the Lease to the “Premises” shall mean the Original Premises and the Expansion Space.  The Improvements shall be deemed “substantially’ completed when the Improvements have been completed except for minor punch-list items or defects which can be completed or remedied after Tenant occupies the Expansion Space without causing substantial interference with Tenant’s use of the Expansion Space.

4.                                       Term of Lease of Expansion Space.  Tenant’s lease of the Expansion Space shall be coterminous with Tenant’s Lease of the Original Premises and shall commence on the Expansion Date and shall end on January 31, 2010.  Addendum section 2 of the Original Lease shall apply to the Original Premises and the Expansion Space.

5.                                       Base Rent.  Tenant shall pay the following Base Rent for the Original Premises and the Expansion Space:

Applicable Period	Monthly Base Rent for Original Premises	Monthly Base Rent for Expansion Space	Total Monthly Base Rent
February 1, 2005 - May 31, 2005	$0	$0	$0
June 1, 2005 - June 30, 2005	$24,159.15	$12,671.10	$36,830.25
July 1, 2005 - January 31, 2006	$26,843.50	$12,671.10	$39,514.60
February 1, 2006 - January 31, 2007	$27,569.00	$13,004.55	$40,573.55
February 1, 2007 - January 31, 2008	$28,294.50	$13,338.00	$41,632.50
February 1, 2008 - January 31, 2009	$29,020.00	$13,671.45	$42,691.45
February 1, 2009 - January 31, 2010	$29,745.50	$14,004.90	$43,750.40

6.                                       Abatement of Rent.

(a)                                  Original Premises.  Addendum section 1 of the Original Lease is hereby deleted in its entirety.

(b)                                 Expansion Space.  Tenant shall not be obligated to pay any Base Rent for the Expansion Space for the first two and one-half months following the Expansion Date.  For example, assume that the Expansion Date occurs on April 1, 2005.  In this event, notwithstanding anything to the contrary contained in the chart set forth above, Tenant would not be obligated to pay any Base Rent for the Expansion Space through June 15, 2005, and Tenant would begin paying Base Rent for the Expansion Space commencing June 16, 2005.

7.                                       Tenant’s Share.  From and after the Expansion Date, Tenant’s Share (as defined in section 4.2(a) of the Lease) shall be adjusted to reflect the addition of the Expansion Space.

8.                                       Improvements.  Landlord shall improve the Expansion Space in accordance with the Work Letter Agreement attached hereto as Exhibit B (the “Work Letter Agreement”).  Subject to the completion of the Improvements (as defined in the Work Letter Agreement), Tenant accepts the Expansion Space in its “as is” condition.

9.                                       Parking.  From and after the Expansion Date, Tenant shall have the right to lease twenty two (22) additional unreserved parking spaces (the “Additional Spaces”) from Landlord at the monthly parking rates specified in Addendum section 5 of the Lease.

10.                                 Advance Rent.  Pursuant to section 1.11, Tenant has previously paid to Landlord $26,843.50 in advance Base Rent (the “Existing Advance Rent”).  Concurrently with Tenant’s execution of this First Amendment, Tenant shall pay to Landlord an additional $12,671.10 of advance Base Rent (the “Additional Advance Rent”).  Notwithstanding anything to the contrary contained in the Lease, the Existing Advance Rent and the Additional Advance Rent shall be applied to the payment of the Base Rent due under the Lease for the month of June 2005.

11.                                 Security Deposit.  Concurrently with Tenant’s execution of this First Amendment, Tenant shall provide to Landlord $15,405.39 as an additional security deposit (the “Additional Deposit”).  The Additional Deposit will be added to Tenant’s existing security deposit in the amount of $32,720.05, and from and after the date Landlord receives the Additional Deposit, the total security deposit held by Landlord will be $48,125.44 (the “Total Deposit”).  The Total Deposit shall be held by Landlord in accordance with section 5 of the Lease.

12.                                 Option to Terminate.  Section 4 of the Addendum to the Lease is hereby deleted in its entirety.

(a)                                  Termination Date.  Tenant shall have the option to terminate the Lease, as hereby amended, (the “Termination Option”) upon not less than one hundred eighty (180) days advance written notice to Landlord (a “Termination Notice”) at any time after the last day of the third year of the initial term of the Lease (I.e., Tenant may give a Termination Notice at any time, but the Termination Date (as defined below) may not occur prior to the last day of the third year of the initial term of the Lease).  The Termination Notice shall be irrevocable and shall include the date that the Lease will terminate (the “Termination Date”).  This Termination Option shall be of no force or effect during the term of the Extension Option (as defined in section 2 of the Addendum to the Lease) and Tenant shall have no right to terminate the Lease pursuant to this section during the term of the Extension Option.  The terms and conditions of section 27 of the Lease shall apply to the Termination Option.  In addition, the Termination Option is granted subject to the following terms and conditions:

(i)                                     Termination Payment.  Tenant shall pay to Landlord concurrently with its delivery to Landlord of the Termination Notice a cash termination payment (the “Termination Payment”) equal to the sum of the following amounts:

(A)                              The Base Rent due for the calendar month prior to the month in which the Termination Date will occur multiplied by three; plus

(B)                                One Hundred Thirty Nine Thousand Fifty One and 75/100 Dollars ($139,051.75); plus

(C)                                The unamortized cost of the following amounts calculated as of the Termination Date:

(1)                                  All brokerage commissions paid or incurred by Landlord in connection with the Lease and this First Amendment; plus

(2)                                  The cost of all tenant improvement work (and all architectural and space planning fees associated therewith) paid or incurred by Landlord to finance the construction of the improvements described in the Work Letter Agreement attached to the Lease as Exhibit “D” and to finance the construction of the improvements described in the Work Letter Agreement attached to this First Amendment as Exhibit B.

The amounts described in (C)(1) and (2) above shall be amortized on a straight line basis over the initial five (5) year term of the Lease.  For example, if the amounts described in (C)(1) and (2) were $500,000 and the Termination Date was the last day of the third year of the initial term, the unamortized portion of the amounts described in (C)(1) and (2) above that would be payable to Landlord would be $200,000.  If Tenant fails to deliver the Termination Payment to Landlord with the Tenant Notice, time being of the essence, Tenant’s written notice to Landlord electing to exercise the Termination Option shall be void and of no force and effect.  Tenant shall have the right to provide a written request to Landlord specifying a proposed Termination Date, and requesting Landlord’s calculation of the Termination Payment, and within thirty (30) days after receiving Tenant’s request, Landlord shall provide Tenant with its calculation of the Termination Payment as of the proposed Termination Date.

(b)                                 Terms.  If Tenant timely and properly exercises a Termination Option, (i) Base Rent, Tenant’s Share of Operating Expense increases and all other charges payable under the Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the applicable Termination Payment); (ii) neither party shall have any rights, liabilities, or obligations under the Lease for the period accruing after the Termination Date, except those which, by the provisions of the Lease, expressly survive the expiration or termination of the term of the Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under the Lease for surrender of the Premises; and (iv) at Landlord’s option, Tenant shall enter into a written agreement reflecting the termination of the Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option.

13.                                 Right of First Refusal.  Section 3 of the Addendum of the Lease is hereby deleted in its entirety.

14.                                 Holdover Rent.  Section  9 of the Addendum of the Lease is hereby deleted in its entirety.

15.                                 Recapture.  Section 12.7 of the Original Lease is hereby amended by substituting “7,500” in the second sentence of section 12.7 with “10,750”.

16.                                 Brokers.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than NAI Capital Commercial (Brian Luft and Carla Lindstrom) (“Tenant’s Broker”) and Orion Property Partners (Robert Thagard) (“Landlord’s Broker”) in connection with the negotiation of this First Amendment, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this First Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

17.                                 Conflict.  If there is a conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control.  Except as modified by this First Amendment, the terms and conditions of the Lease shall remain in full force and effect.  Capitalized terms included in this First Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein.

18.                                 Authority.  The persons executing this First Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this First Amendment on behalf of said parties and that said parties have authority to enter into this First Amendment.

19.                                 Confidentiality.  Tenant acknowledges and agrees that the terms of this First Amendment are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this First Amendment to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to disclose this First Amendment and its terms to its attorneys, accountants, auditors and lenders, and in connection with any governmental filing wherein this First Amendment is deemed to be material.

20.                                 Counterparts.  This First Amendment may be executed in counterparts.  Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

IN WITNESS WHEREOF, the parties hereby execute this First Amendment as of the date first written above.

LANDLORD:

The Realty Associates Fund VI, L.P., a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

By:	Realty Associates Advisors LLC, a Delaware limited liability company, manager

By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member

By:	/s/ Scott W. Amling
Regional Director

By:	Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner

By:	/s/ Scott W. Amling
Regional Director

TENANT*:

IGN Entertainment, Inc., a Delaware corporation

By:	/s/ Mike Sheridan

Mike Sheridan
(print name)

Its:	CFO
(print Title

By:	/s/ Mark Jung

Mark Jung
(print name)

Its:	CEO
(print title)

* “Authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this amendment.

EXHIBIT A

EXPANSION SPACE

[Floorplan Diagram of Expansion Space]

EXHIBIT B

WORK LETTER AGREEMENT
(Build-to-Suit With Plans Attached)

This Work Letter Agreement (“Agreement”) is attached to a First Amendment to Lease (the “Amendment”) covering certain space (the “Expansion Space”) more particularly described in Exhibit “A” attached to the Amendment.  In consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.                                      TENANT IMPROVEMENT COORDINATOR.  Within three (3) days after the Amendment is executed by Landlord and Tenant, Landlord and Tenant shall each designate in writing the name of one person who shall be that party’s tenant improvement representative.  All communication concerning the tenant improvements shall be directed to the appropriate party’s tenant improvement representative.  Tenant shall not have the right or authority to instruct Landlord’s contractor to take any action.  Any action Tenant desires Landlord’s contractor to take shall be communicated by Tenant to Landlord’s tenant improvement representative, and Landlord’s tenant improvement representative shall give the necessary instructions to the contractor.

2.                                      PLANS AND SPECIFICATIONS.

2.1                               PLANS.  Attached hereto as Exhibit 1 and incorporated herein by this reference are plans, specifications and construction notes (collectively, the “Plans”) which have been approved by Landlord and Tenant.  The Plans describe the improvements (the “Improvements”) which will be made to the Expansion Space by Landlord.  Except as set forth in the Plans, Landlord shall not be obligated to make any other improvements to the Expansion Space.  Subject to Landlord’s approval, which shall not be unreasonably withheld, Tenant shall have the right to request changes to the Plans.  In the event Tenant requests a change to the Plans, Tenant shall pay any increased costs which result from the change requested by Tenant, and any delay in the completion of the Improvements resulting from such change shall constitute Tenant Delay.  In the event that Tenant requests a change to the Plans and said change is approved by Landlord, Tenant shall pay to Landlord the increased costs resulting from the change within ten (10) days after Landlord bills Tenant for the increased costs.  Section 3.3 of the Lease shall apply to Tenant Delays in the completion of the Improvements; provided, however, notwithstanding anything to the contrary contained in section 3.3 of the Lease, the amount payable to Landlord for each day of Tenant Delay shall be Four Hundred Twenty Two and 37/100 Dollars ($422.37).

2.2                               TENANTS’ COSTS.  The cost of computer or telephone wiring or any cost of purchasing furniture, fixtures or equipment (collectively, “FF&E”), shall be paid by Tenant, at Tenant’s sole expense.  References to or depictions of FF&E on the Space Plan or the Plans shall not be interpreted to obligate Landlord to pay costs or expenses associated with the purchase or installation of FF&E.

3.                                      Intentionally deleted.

4.                                      Intentionally deleted.

5.                                      CONSTRUCTION OF IMPROVEMENTS.

5.1                               CONSTRUCTION.  As soon as possible following the approval of the Plans, Landlord shall instruct its contractor to commence construction of the Improvements.

5.2                               COMPLETION.  Landlord shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner, but Landlord shall not be liable for any loss or damage as a result of delays in construction or delivery of possession of the Expansion Space.

6.                                      INCORPORATION.  This Agreement is and shall be incorporated by reference in the Amendment, and all of the terms and conditions of the Amendment are and shall be incorporated herein by this reference.  Capitalized terms included in this Agreement shall have the same meaning as capitalized terms included in the Amendment.

EXHIBIT 1 to Work Letter Agreement

PLANS

[Floorplan Diagram of Overall Space]